Exhibit 1.1

NEXTERA ENERGY PARTNERS, LP
(a Delaware limited partnership)
16,250,000 Common Units
UNDERWRITING AGREEMENT
Dated: June 26, 2014

NEXTERA ENERGY PARTNERS, LP
(a Delaware limited partnership)
16,250,000 Common Units
Representing Limited Partner Interests

UNDERWRITING AGREEMENT

June 26, 2014
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC
as Representatives of the several Underwriters

c/o	Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:
NextEra Energy Partners, LP, a Delaware limited partnership (the “Partnership”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Goldman, Sachs & Co. (“Goldman Sachs”), Morgan Stanley & Co. LLC (“Morgan Stanley”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Goldman Sachs and Morgan Stanley are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Partnership and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common units representing limited partner interests in the Partnership (“Common Units”) set forth in Schedule A hereto and (ii) the grant by the Partnership to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 2,437,500 additional Common Units. The aforesaid 16,250,000 Common Units (the “Initial Units”) to be purchased by the Underwriters and all or any part of the 2,437,500 Common Units subject to the option described in Section 2(b) hereof (the “Option Units”) are herein called, collectively, the “Units.”
The Partnership understands that the Underwriters propose to make a public offering of the Units as soon as the Representatives deem advisable after this Agreement has been executed and delivered.
The Partnership and the Underwriters agree that up to 7% of the Initial Units to be purchased by the Underwriters (the “Reserved Units”) shall be reserved for sale by the Underwriters to certain persons designated by the Partnership (the “Invitees”), as part of the distribution of the Units by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The Partnership solely determined, without any direct or indirect participation by the Underwriters, the Invitees who will purchase Reserved Units (including the amount to be purchased by such persons) sold by the Underwriters. To the extent that such Reserved Units are not orally confirmed for purchase by Invitees by 8:00 A.M. (New York City time) on the first business day after the date of this Agreement, such Reserved Units may be offered to the public as part of the public offering contemplated hereby.
The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-196099), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Units under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Partnership will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462

(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Units, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).
It is understood and agreed to by all parties hereto that the Partnership was formed by NextEra Energy, Inc., a Florida corporation (“NextEra”), to own, operate and acquire certain contracted energy assets that are currently owned and operated, or which may hereafter be acquired, directly or indirectly by NextEra Energy Resources, LLC, a Delaware limited liability company (“NEER”), as described more particularly in the Prospectus (the “NextEra Energy Partners LP Business”). At the Closing Time and each Date of Delivery (as defined below), the Partnership will operate the NextEra Energy Partners LP Business through NextEra Energy Operating Partners, LP, a Delaware limited partnership (“NEE Operating LP”). NextEra Energy Partners GP, Inc., a Delaware corporation (the “General Partner”), serves as the general partner of the Partnership and NextEra Energy Operating Partners GP, LLC, a Delaware limited liability company (“NEE Operating GP”), serves as the general partner of NEE Operating LP.
It is further understood and agreed to by all parties that as of the Closing Time (as defined below) and each Date of Delivery (as defined below):

(a)
NEER indirectly will own, a 100% limited partner interest and a 100% noneconomic general partner interest in NextEra Energy Management Partners, LP, a Delaware limited partnership (“NEE Management”), and a 100% limited partner interest and a 100% noneconomic general partner interest in NextEra Energy Equity Partners, LP, a Delaware limited partnership (“NEE Equity”);

(b)	NEE Management will own 100% of the issued and outstanding common stock of the General Partner;

(c)	the General Partner will own a 100% noneconomic general partner interest in the Partnership;

(d)	the Partnership will own a 100% membership interest in NEE Operating GP;

(e)	NEE Operating GP will own a 100% noneconomic general partner interest in NEE Operating LP; and

(f)	NEE Operating LP will own a 100% equity interest in NextEra Energy US Partners Holdings, LLC (“NEE US Holdings”);

(g)	NEE Operating LP will own a 100% equity interest in NextEra Energy Canada Partners Holdings, ULC (“NEE Canada Holdings”);

(h)	NEE US Holdings will indirectly own a 100% equity interest in:

(i)
the wind project located in Logan County, Colorado, indirectly through its 100% ownership in Northern Colorado Wind Energy, LLC, Mountain Prairie Wind, LLC and Mountain Prairie Wind Holdings, LLC (collectively, “Mountain Prairie”);

(ii)	the wind project located in Roger Mills and Beckham Counties, Oklahoma, indirectly through its 100% ownership in Elk City Wind, LLC and Elk City Wind Holdings, LLC (collectively, “Elk City”);

(iii)	the wind project located in Coconino County, Arizona, indirectly through its 100% ownership in

Perrin Ranch Wind, LLC, Canyon Wind, LLC and Canyon Wind Holdings, LLC (collectively, “Perrin Ranch”);

(iv)
the wind project located in Tuscola, Bay and Saginaw Counties, Michigan, indirectly through its 100% ownership in Tuscola Bay Wind, LLC, Canyon Wind, LLC and Canyon Wind Holdings, LLC (collectively, “Tuscola Bay” and, together with Perrin Ranch, “Canyon Wind”); and

(v)
the solar project located in Riverside County, California, indirectly through its 100% ownership in Genesis Solar, LLC (which in turn owns 50% of NextEra Desert Center Blythe, LLC), Genesis Solar Holdings, LLC, Genesis Solar Funding, LLC and Genesis Solar Funding Holdings, LLC (collectively, “Genesis”); and

(i)	NEE Canada Holdings will own a 100% equity interest in:

(i)
the solar project located in Lambton County, Ontario, Canada, indirectly through its 100% ownership in Moore Solar, LP, Moore Solar GP, ULC, Moore Solar GP, LLC, St. Clair Solar, LP, Moore Solar, ULC, St. Clair GP, ULC, St. Clair GP, LLC, St. Clair Moore Holding, LP, St. Clair Moore Holding LP, ULC, St. Claire Moore Holding LP, LLC, St. Clair Holding, ULC, SCI Holding, ULC, St. Clair Investment Holding, LP, SCIH GP, ULC, and St. Clair MS Investment GP, LLC (collectively, “Moore”);

(ii)
the solar project located in Lambton County, Ontario, Canada, indirectly through its 100% ownership in Sombra Solar, LP, Sombra Solar GP, ULC, Sombra Solar GP, LLC, St. Clair Solar, LP, Sombra Solar, ULC, St. Clair GP, ULC, St. Clair GP, LLC, St. Clair Sombra Holding, LP, St. Clair Sombra Holding, LP, ULC, St. Clair Holding, ULC, St. Clair Sombra Holding LP, LLC, SCI Holding, ULC, St. Clair Investment Holding, LP, SCIH GP, ULC, and St. Clair MS Investment GP, LLC (collectively, “Sombra” and, together with Moore, “St. Clair”);

(iii)
the wind project located in Wellington Country, Ontario, Canada, indirectly through its 100% ownership in Conestogo Wind, LP, Conestogo Wind GP, Inc., Trillium Windpower, LP, Trillium Funding GP, Inc., Trillium Funding GP Holding, Inc., Trillium Wind Holdings, LP, Trillium HoldCo GP, Inc. and Trillium HoldCo, LP (collectively, “Conestogo”);

(iv)
the wind project located in Haldimand County, Ontario, Canada, indirectly through its 100% ownership in Summerhaven Wind, LP, Strathroy Wind GP, Inc., Trillium Windpower, LP, Trillium Funding GP, Inc., Trillium Funding GP Holding, Inc., Trillium Wind Holdings, LP, Trillium HoldCo GP, Inc. and Trillium HoldCo, LP (collectively, “Summerhaven” and, together with Conestogo, “Trillium”); and

(v)
the wind project located in Huron County, Ontario, Canada, indirectly through its 100% ownership in Varna Wind, LP, Varna Wind GP, ULC, Varna Wind GP, LLC, Varna Wind Funding, LP, Varna Wind Funding GP, ULC, Varna Wind Funding GP, LLC, Varna Wind, ULC, Varna Wind Holdings, LP, Varna Wind Holdings GP, ULC and Varna Wind Holdings GP, LLC (collectively, “Varna”), each as described more particularly in the Prospectus under the caption “Summary—Current Operations” ”Operating Subsidiaries” means, collectively, the entities listed in Schedule E.
Prior to the Closing Time, through a series of reorganization transactions effected in the United States and Canada (collectively, as the “Prior Transactions”), NEE Operating LP will become the owner of a 100% equity interest in each of the Operating Subsidiaries. In connection with the Prior Transactions, the parties to the Prior Transactions entered into various bills of sale, assignments, conveyances, contribution agreements and related documents (collectively, the “Prior Conveyances”).
Concurrently with the Closing Time (as defined below), the Partnership, NEER, NEE Equity, NEE

Operating LP and certain of their existing and newly formed subsidiaries will complete a series of transactions pursuant to which:

(a)
the Partnership will issue 76,877,500 special non-economic voting units (the “Special Voting Units”) that will provide NEE Equity with an aggregate number of votes on certain matters that are submitted for a vote of the Partnership’s common unitholders that is equal to the aggregate number of common units of NEE Operating LP held by NEE Equity on the relevant record date, entitling NEE Equity to participate in any such vote on the same basis as holders of the Partnership’s Common Units;

(b)	the public offering of the Initial Units contemplated hereby (the “Offering”) will be consummated and the net proceeds thereof will be delivered to the Partnership;

(c)
the Partnership and NEE Operating LP will enter into the Equity Purchase Agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Equity Purchase Agreement”), under which, among other things, the Partnership will use approximately $150.0 million of the proceeds from the Offering to purchase common units of NEE Operating LP directly from NEE Operating LP, representing 6.9% of NEE Operating LP’s outstanding limited partner interests and NEE Operating LP will use these net proceeds for general partnership purposes, including to fund future acquisition opportunities;

(d)
the Partnership and NEE Equity will enter into the Purchase Agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Purchase Agreement”), under which, among other things, the Partnership will use approximately $231.1 million (or approximately $288.3 million if the Underwriters exercise their option provided in Section 2(b) hereof to purchase all of the Option Units) of the proceeds of the Offering to purchase common units of NEE Operating LP from NEE Equity, representing approximately 10.6% of NEE Operating LP’s outstanding limited partner interests following the completion of this offering and which will require a purchase price adjustment in the event NEE Operating LP does not make distributions on its common units at least equal to the minimum quarterly distribution during a set period after the completion of the Offering;

(e)
NEE US Holdings and NEE Canada Holdings, as borrower, and NEE Operating LP, as guarantor, will enter into a revolving credit agreement with the lenders party thereto, substantially in the form filed as an exhibit to the Registration Statement (the “Credit Agreement”);

(f)
the Partnership, NEE Operating GP, NEE Operating LP and NEE Management will enter into the Management Services Agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Management Services Agreement”), under which, among other things: (i) NEE Management will provide or arrange for the provision of certain management, operational and administrative services to the Partnership and NEE Operating LP, (ii) NEE Operating LP will be obligated to make certain payments to NEE Management based on distributions by NEE Operating LP to its unitholders and (iii) the parties will agree to certain indemnification and reimbursement obligations;

(g)
the Partnership, the General Partner, NEE Equity and NEE Operating LP will enter into the Exchange Agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Exchange Agreement”), under which (i) NEE Equity has the right to tender NEE Operating LP units to NEE Operating LP for redemption after the expiration of the purchase price adjustment period (as defined therein), (ii) NEE Operating LP has the right, subject to the approval of the Partnership’s conflicts committee, to distribute to NEE Equity cash, based on the market value of the Units, or Units in exchange for NEE Operating LP units tendered on a one-for-one basis and (iii) the Partnership has the right but not the obligation to purchase tendered NEE Operating LP units for cash;

(h)	the Partnership, NEE Operating LP and NEER will enter into the Right of First Offer Agreement, substantially in the form filed as an exhibit to the Registration Statement (the “ROFO Agreement”),

which addresses NEE Operating LP’s right of first offer on certain additional clean energy projects of NEER;

(i)
NEE Operating LP and NEER will enter into the Cash Sweep and Credit Support Agreement, substantially in the form filed as an exhibit to the Registration Statement (the “CSCS Agreement”), under which (i) NEER will continue to provide, and agree to provide in the future, credit support on behalf of the Operating Subsidiaries, subject to certain conditions, (ii) the Operating Subsidiaries and NEE Operating LP will permit NEER or one of its affiliates to withdraw excess funds and hold them for the benefit of NEER or its affiliates until such funds are required to distributed or NEE Operating LP demands the return of such funds, and (iii) NEE Operating LP will pay NEER an annual credit support fee of $1.8 million, subject to adjustment; and

(j)
the Partnership and NextEra will enter into the Registration Rights Agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Registration Rights Agreement”), under which the Partnership will agree to register certain securities of the Partnership held by NextEra, subject to the terms therein.

The transactions contemplated in subsections (a) through (j) above are referred to herein as the “Transactions.” . The “Transaction Documents” shall mean the Equity Purchase Agreement, the Purchase Agreement, the Credit Agreement, the ROFO Agreement, the Management Services Agreement, the Exchange Agreement, the CSCS Agreement and the Registration Rights Agreement. The Partnership Agreement (as defined below), the NEE Operating GP LLC Agreement (as defined below), the NEE Operating LP Agreement (as defined below) and the Operating Subsidiaries Governing Agreements (as defined below) are herein collectively referred to as the “Organizational Agreements.” The Organizational Agreements and the certificates of incorporation, formation or limited partnership and bylaws of each of the Partnership Entities (as defined below), as applicable, are herein collectively referred to as the “Organizational Documents.”
NEER, the Partnership and the General Partner are hereinafter referred to as the “NEER Parties.” The Partnership, the General Partner, NEE Operating LP, NEE Operating GP and the Operating Subsidiaries are hereinafter referred to as the “Partnership Entities.” The Partnership Entities, NEER, NEE Equity and NEE Management are hereinafter referred to as the “NEER Entities.” NextEra and each of its Affiliates (other than the NEER Entities) which is a party to any Transaction Document or Prior Conveyance are referred to herein collectively as the “NextEra Entities.”

As used in this Agreement:
“Applicable Time” means 5:30 P.M., New York City time, on June 26, 2014 or such other time as agreed by the Partnership and the Representatives.
“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Units that is (i) required to be filed with the Commission by the Partnership, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Units or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.
“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.
SECTION 1.Representations and Warranties.
(a)    Representations and Warranties by the NEER Parties. The NEER Parties, jointly and severally, represent and warrant to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agree with each Underwriter, as follows:
(i)    Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the NEER Parties’ knowledge, contemplated. The Partnership has complied with each request (if any) from the Commission for additional information.
Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(ii)    Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information on the cover page of the Prospectus regarding delivery of the Units, the list of Underwriters and their respective participation in the sale of the Units, the information in the first paragraph under the heading “Underwriting—Commissions and Discounts,” the information in the fourth paragraph under “Underwriting—New York Stock Exchange,” the information in the second, third and fourth paragraphs under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting—Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).
(iii)    Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Partnership has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Units. The representations and warranties in this subsection shall not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and conformity with the Underwriter Information.
(iv)    Testing-the-Waters Materials. None of the NEER Parties have (A) engaged in any Testing-the-Waters Communication with respect to the Partnership or (B) authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. None of the NEER Parties have distributed any Written Testing-the-Waters Communications with respect to the Partnership.
(v)    Projections. Each of the statements made by the Partnership in the Registration Statement and the General Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the 1933 Act, including (but not limited to) any statements with respect to projections or results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Our Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.
(vi)    Partnership Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Units and at the date hereof, the Partnership was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an ineligible issuer.
(vii)    Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Partnership engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).
(viii)    Independent Accountants. The accountants who certified the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.
(ix)    Financial Statements; Non-GAAP Financial Measures. The historical consolidated financial statements of the accounting predecessor to the Partnership included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes thereto, present fairly in all material respects the financial position, results of operations and cash flows of the accounting predecessor to the Partnership at the dates indicated and for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The summary historical and pro forma financial information set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Prospectus Summary—Summary Historical and Pro Forma Financial and Operating Data” and the selected historical and pro forma financial information set forth under the caption “Selected Historical and Pro Forma Financial and Operating Data” in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly in all material respects the information shown therein and have been prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived, unless expressly noted otherwise. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations; and the Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.
(x)    No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has been no material adverse change, or development involving, individually or in the aggregate, a material prospective adverse change, in the condition, financial or otherwise, or in the earnings, business or operations as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, whether or not arising from transactions in the ordinary course of business, of the Partnership Entities, considered as one entity, (B) there has been no material adverse change on (1) the ability of the Partnership Entities considered as one enterprise to perform their respective obligations under each of the Transaction Documents and Prior Conveyances (to the extent a party thereto), (2) the enforceability of any of the Transaction Documents against the Partnership Entities (to the extent a party thereto), (3) the enforceability of the Prior Conveyances against the Partnership Entities (to the extent a party thereto) or (4) the ability of the Partnership Entities considered as one enterprise to consummate the Transactions and the Prior Conveyances in the manner set forth in the Registration Statement, General Disclosure Package and the Prospectus (each such change in clauses (A) and (B) a “Material Adverse Effect”), (C) the Partnership Entities, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business and (D) there has been no dividend or distribution of any kind declared, paid or made on the equity interests of any of the Partnership Entities.
(xi)    Good Standing of the Partnership. The Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Partnership is duly qualified as a foreign corporation to transact business and is in good standing or equivalent status in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(xii)    Good Standing of Subsidiaries. Each Operating Subsidiary has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The only subsidiaries of the Partnership are the Operating Subsidiaries.
(xiii)    Good Standing of NEER, NEE Equity, NEE Management and the NextEra Entities. Each of NEER, NEE Equity and NEE Management and each NextEra Entity is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business, except where the failure to so qualify would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(xiv)    Authority of the General Partner. The General Partner has, and, at the Closing Time and each Date of Delivery, will have, all requisite power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the General Disclosure Package and Prospectus.
(xv)    Authority of NEE Operating GP. NEE Operating GP has, and, at the Closing Time and each Date of Delivery, will have, all requisite power and authority to act as general partner of NEE Operating LP in all material respects as described in the Registration Statement, the General Disclosure Package and Prospectus.
(xvi)    Ownership of the General Partner. NEE Management owns, and at the Closing Time and each Date of Delivery, will own, all of the issued and outstanding common stock of the General Partner; all of such common stock has been duly authorized and validly issued in accordance with the certificate of incorporation and bylaws of the General Partner (as the same may be amended or restated at or prior to the Closing Time, the “GP Governing Documents”), and is fully paid and nonassessable; and NEE Management owns, and at the Closing Time and each Date of Delivery, will own, such common stock free and clear of all liens, encumbrances, security interests, charges and other claims (“Liens”).
(xvii)    Ownership of GP Interest. The General Partner is, and at the Closing Time and each Date of Delivery, will be, the sole general partner of the Partnership with a noneconomic general partner interest in the Partnership (the “GP Interest”); such GP Interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (as the same may be amended or restated at or prior to the Closing Time, the “Partnership Agreement”), and the General Partner owns, and at the Closing Time and each Date of Delivery, will own such GP Interest free and clear of all Liens (except restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus).
(xviii)    Ownership of the Special Voting Units. At the Closing Time and each Date of Delivery, NEE Equity will own all of the issued and outstanding Special Voting Units of the Partnership; such Special Voting Units will be duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and, with the exception of restrictions on transferability as described in the Registration Statement, the General Disclosure Package and the Prospectus, NEE Equity will own all of the Special Voting Units free and clear of all Liens.

(xix)    Ownership of NEE Operating GP. The Partnership owns, and at the Closing Time and each Date of Delivery, will own all of the issued and outstanding limited liability company interests of NEE Operating GP; all such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of NEE Operating GP (as may be amended or restated at or prior to the Closing Time, the “NEE Operating GP LLC Agreement”) and are fully paid (to the extent required by the NEE Operating GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and, with the exception of restrictions on transferability as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Partnership will own all of the limited partner interests free and clear of all Liens. None of the outstanding membership interests of NEE Operating GP were issued in violation of the preemptive or similar rights of any member of NEE Operating GP.
(xx)    Ownership of NEE Operating LP Limited Partner Interest. After giving effect to the Transactions, at the Closing Time and each Date of Delivery, the Partnership will own 17.4% of the limited partner interests of NEE Operating LP and NEE Equity will own 82.6% of the limited partner interests of NEE Operating LP; such limited partner interests will have been duly authorized and validly issued in accordance with the limited partnership agreement of NEE Operating LP (as may be amended or restated at or prior to the Closing Time, the “NEE Operating LP Agreement”) and will be fully paid (to the extent required by the NEE Operating LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Partnership and NEE Equity, as applicable, will own all such limited partner interests free and clear of all Liens (except restrictions on transferability contained in the NEE Operating LP Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus). None of the outstanding limited partner interests of NEE Operating LP were issued in violation of the preemptive or similar rights of any partner of NEE Operating LP.
(xxi)    Ownership of NEE Operating LP General Partner Interest. NEE Operating GP is, and at the Closing Time and each Date of Delivery, will be, the sole general partner of NEE Operating LP with a noneconomic general partner interest in NEE Operating LP (the “NEE Operating LP GP Interest”); such NEE Operating LP GP Interest has been duly authorized and validly issued in accordance with the NEE Operating LP Agreement, and NEE Operating GP owns, and at the Closing Time and each Date of Delivery, will own such NEE Operating LP GP Interest free and clear of all Liens (except restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus).
(xxii)    Ownership of the Operating Subsidiaries by NEE Operating LP. At the Closing Time and each Date of Delivery, NEE Operating LP will directly or through one or more of the other Operating Subsidiaries own all of the issued and outstanding equity interests of each Operating Subsidiary, other than NextEra Desert Center Blythe, LLC the issued and outstanding equity interests of which NEE Operating LP will indirectly own 50%; all such equity interests will be duly authorized and validly issued, and will be fully paid and non-assessable (in accordance with the applicable Organizational Documents of such Operating Subsidiary) and will be owned by NEE Operating LP, directly or through one or more of the other Operating Subsidiaries, free and clear of all Liens (other than those arising in connection with the agreements set forth on Schedule D (the “Financing Agreements”)). None of the outstanding equity interests of any Operating Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Operating Subsidiary.
(xxiii)    Authorization of the Units. The Units to be purchased by the Underwriters from the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). Except as required by the Delaware LP Act, no holder of Units will be subject to personal liability by reason of being such a holder.
(xxiv)    Capitalization. At the Closing Time, after giving effect to the Transactions and the offering of the Initial Units as contemplated by this Agreement, the issued and outstanding limited partner interests of the Partnership will consist of 16,250,000 Common Units and 76,877,500 Special Voting Units. Assuming no purchase by the Underwriters of the Option Units, the Initial Units will be the only limited partner interests of the Partnership, other than the Special Voting Units, issued and outstanding at the Closing Time and each Date of Delivery. At the Closing Time, after giving effect to the Transactions and assuming no purchase by the Underwriters of the Option Units, the issued and outstanding limited partner interests of NEE Operating LP will consist of a 82.6% limited partner interest held by NEE Equity and a 17.4% limited partner interest held by the Partnership.
(xxv)    No Other Equity Ownership. Other than its ownership of the GP Interest, the General Partner will not, at the Closing Time and each Date of Delivery, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than the Partnership’s ownership of 100% of the outstanding limited partner interest of NEE Operating GP and a 17.4% limited partner interest in NEE Operating LP, NEE Operating GP’s ownership of the NEE Operating LP GP Interest and NEE Operating LP’s 100% ownership interest in the Operating Subsidiaries, and the Operating Subsidiaries’ ownership interests in other Operating Subsidiaries, none of the Partnership, NEE Operating GP, NEE Operating LP or the Operating Subsidiaries will, at the Closing Time and each Date of Delivery, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
(xxvi)    No Preemptive or Registration Rights. Except as contained in the Partnership Agreement or described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no (A) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (B) outstanding options or warrants to purchase any securities of the Partnership Entities. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership, except such rights as have been waived or satisfied.
(xxvii)    Description of Units. The Common Units, the Special Voting Units and the limited partner interests of NEE Operating LP conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.
(xxviii)    Authorization of Agreement. Each of the NEER Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. This Agreement has been duly authorized, executed and delivered by each of the NEER Parties.
(xxix)    Authorization of Transactions. At the Closing Time and each Date of Delivery, all corporate, limited partnership and limited liability company action, as the case may be, required to be taken by the NEER Entities or any of their stockholders, members or partners for the execution and delivery by the NEER Entities of the Transaction Documents to which they are a party and the consummation of the transactions (including the Transactions) contemplated by the Transaction Documents, shall have been validly taken.
(xxx)    Authorization of Prior Transactions. At the Closing Time and each Date of Delivery, all corporate, limited partnership and limited liability company action, as the case may be, required to be taken by the NEER Entities or any of their stockholders, members or partners for the execution and delivery by the NEER Entities of the Prior Conveyances to which they are a party and the consummation of the transactions (including the Prior Transactions) contemplated by the Prior Conveyances, shall have been validly taken.
(xxxi)    The Organizational Agreements and the Transaction Documents. At or before the Closing Time:
(a)    the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and will be a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;
(b)    the NEE Operating LP Agreement will have been duly authorized, executed and delivered by the Partnership, NEE Equity and NEE Operating GP and will be a valid and legally binding agreement of the Partnership, NEE Equity and NEE Operating GP, enforceable against the Partnership, NEE Equity and NEE Operating GP in accordance with its terms;
(c)    the NEE Operating GP LLC Agreement will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;
(d)    the terms of the limited partnership agreement or limited liability company agreement of each Operating Subsidiary, as applicable (the “Operating Subsidiaries Governing Agreements”), will be a valid and legally binding agreement of such Operating Subsidiary, enforceable against such Operating Subsidiary in accordance with its respective terms;
(e)    the ROFO Agreement will have been duly authorized, executed and delivered by NEE Operating LP, NextEra, the Partnership, NEER and NEE Equity and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;
(f)    the Management Services Agreement will have been duly authorized, executed and delivered by the Partnership, NEE Operating GP, NEE Operating LP and NEE Management and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;
(g)    the Exchange Agreement will have been duly authorized, executed and delivered by the Partnership, NextEra, NEE Equity and NEE Operating LP and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;
(h)    the Purchase Agreement will have been duly authorized, executed and delivered by the Partnership and NEE Equity and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;
(i)    the Equity Purchase Agreement will have been duly authorized, executed and delivered by the Partnership and NEE Operating LP and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;
(j)    the CSCS Agreement will have been duly authorized, executed and delivered by the Partnership, NEE Operating LP and NEER and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;
(k)    the Registration Rights Agreement will have been duly authorized, executed and delivered by the Partnership and NextEra and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms; and
(l)    the Credit Agreement will have been duly authorized, executed and delivered by each of the Partnership Entities party thereto and will be a valid and legally binding agreement of the

Partnership Entities party thereto, enforceable against the Partnership Entities party thereto, in accordance with its terms;
provided, that, with respect to each agreement described in this Section 1(a)(xxv), the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
(xxxii)    Absence of Violations, Defaults and Conflicts. None of the NEER Entities is (A) in violation of its charter, by-laws or similar organizational document, (B) in violation or breach of or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument (including the Transaction Documents and the Prior Conveyances) to which any such NEER Entity is a party or by which it or any of them may be bound or to which any of the properties or assets of any of the NEER Entities or NextEra Entities is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over any of the Partnership Entities or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Transaction Documents and the Prior Conveyances and the consummation of the transactions contemplated hereby and in the Registration Statement, the General Disclosure Package and the Prospectus (including the Transactions and the Prior Transactions, the issuance and sale of the Units and the use of the proceeds from the sale of the Units as described therein under the caption “Use of Proceeds”) did not, do not and will not, whether with or without the giving of notice or passage of time or, require consent under, or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any properties or assets of any of the NEER Entities or NextEra Entities pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), nor did or will such actions (i) result in any violation of the provisions of the charter, by-laws or similar organizational document of any of the NEER Entities or any of the NextEra Entities, (ii) conflict with or constitute a breach of, or a default or a Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the NEER Entities or NextEra Entities pursuant to, or require the consent of any other party to, any Agreement and Instrument, except for such conflicts, breaches, defaults or Liens as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) result in any violation of any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Partnership Entities.
(xxxiii)    Absence of Labor Dispute. No labor dispute with the employees of NEER or any of its subsidiaries engaged in the NextEra Energy Partners LP Business exists or, to the knowledge of the NEER Parties, is imminent, and none of the NEER Parties is aware of any existing or imminent labor disturbance by the employees of any of the Partnership Entities’ principal suppliers, manufacturers, customers or contractors, which, in either case, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(xxxiv)    Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the NEER Parties, threatened, against or affecting any of the Partnership Entities, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or in the Transaction Documents or Prior Conveyances, including the Transactions or the performance by the NEER Parties of their obligations hereunder.
(xxxv)    Accuracy of Descriptions. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Business—Our Initial Projects,” “Business—Regulatory Matters,” “Business—Environmental Matters,” “Business—Legal Proceedings” and “Certain Relationships and Related Party Transactions” insofar as such statements summarize legal matters, agreements, documents, proceedings or affiliate transactions discussed therein, including related party agreements, power purchase agreements, interconnection agreements and contracts for differences, are accurate and fair summaries of such legal matters, agreements, documents, proceedings or affiliate transactions in all material respects. All agreements between any of the Partnership Entities and any other party expressly referenced in the Registration Statement, the General Disclosure Package and the Prospectus are legal, valid and binding obligations of each Partnership Entity, as applicable, enforceable against such Partnership Entity, as appropriate, in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, none of the NEER Entities has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement.
(xxxvi)    Accuracy of Exhibits. There are no contracts or documents which are required by the 1933 Act or the 1933 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required. Each such contract or document that is described in the Registration Statement, the General Disclosure Package or the Prospectus conforms in all material respects to the description thereof.
(xxxvii)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required or was necessary or required for the performance by the NEER Entities of their obligations hereunder, under the Transaction Documents or under the Prior Conveyances, in connection with the offering, issuance or sale of the Units hereunder or the consummation of the transactions contemplated by this Agreement, any of the Transaction Documents or any of the Prior Conveyances, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange (the “NYSE”), state securities laws or the rules of FINRA and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Units were offered, if any.
(xxxviii)    Possession of Licenses and Permits. The Partnership Entities have filed or caused to be filed with the appropriate Governmental Entities all forms, statements, reports, and documents (including all exhibits, amendments, and supplements thereto) (each a “Filing”) required to be filed by it with respect to the NextEra Energy Partners LP Business and the related facilities under all applicable laws and their respective rules and regulations thereunder, all of which complied in all respects with all applicable requirements of the appropriate law and rules and regulations thereunder in effect on the date each such Filing was made, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Partnership Entities possess such valid and current certificates, permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Partnership Entities are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the NEER Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(xxxix)    Title to Property. Following the consummation of the Transactions and the Prior Transactions and at the Closing Time and each Delivery Date, the Partnership Entities will have good and marketable title to all real property and good title to all other property described in the Registration Statement, the General Disclosure Package or the Prospectus as owned by the Partnership Entities, in each case, free and clear of all Liens of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus, (B) arise under the Credit Agreement and Financing Agreements or (C) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Partnership Entities; and all of the leases and subleases material to the NextEra Energy Partners LP Business, considered as one enterprise, and under which the Partnership Entities holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and none of the NEER Entities has any written notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Partnership Entities under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Partnership Entities to the continued possession of the leased or subleased premises under any such lease or sublease, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(xl)    Rights of Way. At the Closing Time and each Date of Delivery, after giving effect to the Transactions and the Prior Transactions, (A) the Partnership Entities will have such easements or rights-of-way from each person (collectively, “rights-of-way”) or rights of use related thereto as are necessary to conduct the NextEra Energy Partners LP Business in the manner described, and subject to the limitations contained, in the Registration Statement, the General Disclosure Package and the Prospectus, except for (1) qualifications, reservations and encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (2) such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (B) the Partnership Entities have, or following consummation of the Transactions and the Prior Transactions will have, fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(xli)    Possession of Intellectual Property. The Partnership Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know‑how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) reasonably necessary to carry on the NextEra Energy Partners LP Business, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the NEER Entities has received any written notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xlii)    Certain Relationships and Related Party Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and is not so described.
(xliii)    ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the NEER Entities or any member of their “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of ERISA and the Code including the regulations and published governmental interpretations thereunder; (B) no “reportable event” (as defined in Section 4043(c) ERISA) has occurred with respect to any Plan subject to Title IV of ERISA for which any Partnership Entity would have any liability, excluding any reportable event for which a waiver could apply; (C) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (D) no Partnership Entity has incurred, nor does any such entity reasonably expect to incur, liability under (1) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan subject to Title IV of ERISA or (2) Sections 412 or 4971 of the Code, with respect to any Plan subject to Title IV of ERISA; (E) each Plan for which any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified, to knowledge of the NEER Entities, and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and (F) no Partnership Entity has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).
(xliv)    Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Partnership Entities (A) are conducting and have conducted their businesses, operations and facilities in compliance with Environmental Laws (as defined below); (B) have duly obtained, possess, maintain in full force and effect and have fulfilled and performed all of their obligations under any and all permits, licenses or registrations required under Environmental Law (“Environmental Permits”); (C) have not received any written notice from a governmental authority or any other third party alleging any violation of Environmental Law or liability thereunder; (D) are not subject to any pending or, to the best knowledge of the NEER Parties, threatened claim in writing or other legal proceeding under any Environmental Laws against any of the Partnership Entities; (E) do not have knowledge of any applicable Environmental Laws, or any unsatisfied conditions in an Environmental Permit, that, individually or in the aggregate, can reasonably be expected to require any material capital expenditures or material modification of current operations in order to maintain the Partnership Entities’ compliance with Environmental Laws; and (F) do not have knowledge of any facts or circumstances that reasonably would be expected to result in the Partnership Entities being subjected to a material liability arising under Environmental Laws. As used in this paragraph, “Environmental Laws” means any and all applicable foreign, federal, state and local laws and regulations, or any enforceable administrative or judicial interpretation thereof, relating to pollution or the protection of human health or the environment, including, without limitation, those relating to (i) emissions, discharges or releases of Hazardous Substances into ambient air, surface water, groundwater or land, (ii) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, release, transport or handling of, or exposure to, Hazardous Substances, (iii) the protection of wildlife or endangered or threatened species or (iv) the investigation, remediation or cleanup of any Hazardous Substances. As used in this paragraph, “Hazardous Substances” means pollutants, contaminants, hazardous substances, materials or wastes, petroleum, petroleum products and their breakdown constituents or any other chemical substance regulated under Environmental Laws.
(xlv)    Accounting Controls. The Partnership Entities maintain internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the Partnership’s inception, there has been (1) no material weakness in the Partnership’s internal control over financial reporting (whether or not remediated) and (2) no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting. “Material Weakness” has the meaning set forth under Rule 1-02 of Regulation S-X of the 1933 Act.
(xlvi)    Compliance with the Sarbanes-Oxley Act. The NEER Parties have taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, the Partnership will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Partnership is required to comply as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Partnership at all times after the effectiveness of the Registration Statement.
(xlvii)    Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, foreign jurisdiction or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Partnership of the Units.
(xlviii)    Payment of Taxes. All tax returns of the Partnership Entities required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. All such tax returns of the Partnership Entities have been settled and no assessment in connection therewith has been made against the Partnership Entities.
(xlix)    Insurance. The Partnership Entities carry or are entitled to the benefits of insurance relating to the NextEra Energy Partners LP Business, with financially sound and reputable insurers, in such amounts and covering such risks as are generally deemed reasonably adequate and customary for their business including, without limitation, policies covering real and personal property owned or leased by the Partnership Entities against theft, damage, destruction, acts of vandalism, flood and earthquakes. The NEER Parties have no reason to believe that the Partnership Entities will not be able (A) to renew existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct the NextEra Energy Partners LP Business as now conducted and at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(l)    Investment Company Act. None of the Partnership Entities are required, and upon the issuance and sale of the Units as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds,” none of the Partnership Entities will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
(li)    Absence of Manipulation. None of the NEER Entities has taken, nor will any NEER Entity take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or to result in a violation of Regulation M under the 1934 Act.
(lii)    Operating Subsidiary Distributions. At the Closing Time and any Date of Delivery, after giving effect to the Transactions and the Prior Transactions, no Operating Subsidiary will be prohibited, directly or indirectly, from paying any distributions to NEE Operating LP, from making any other distribution on such Operating Subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such Operating Subsidiary from NEE Operating LP or the Partnership or from transferring any of such Operating Subsidiary’s property or assets to NEE Operating LP, the Partnership or any other Operating Subsidiary, except for (A) restrictions on distributions under the laws of such Operating Subsidiary’s jurisdiction of formation or (B) as described in or contemplated by the Credit Agreement or the Financing Agreements.
(liii)    NEE Operating LP Distributions. At the Closing Time and any Date of Delivery, after giving effect to the Transactions and the Prior Transactions, NEE Operating LP will not be prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on its equity interests, from repaying to the Partnership any loans or advances to NEE Operating LP from the Partnership or from transferring any of its property or assets to the Partnership or any Operating Subsidiary, except for (A) restrictions on distributions under the laws of NEE Operating LP’s jurisdiction of formation or (B) as described in or contemplated by the Credit Agreement.
(liv)    Foreign Corrupt Practices Act. None of the Partnership Entities or, to the knowledge of the NEER Parties, any director, officer, agent, employee, affiliate or other person acting on behalf of any Partnership Entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and such Partnership Entities and, to the knowledge of the NEER Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(lv)    Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the NEER Parties, threatened.
(lvi)    OFAC. None of the Partnership Entities or, to the knowledge of the NEER Parties, any director, officer, agent, employee, affiliate or representative of any Partnership Entity is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); nor is any Partnership Entity located, organized or resident in a country or territory that is the subject of Sanctions; and the Partnership Entities will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.
(lvii)    Sales of Reserved Units. In connection with any offer and sale of Reserved Units outside the United States, each preliminary prospectus, the Prospectus, any prospectus wrapper and any amendment or supplement thereto, at the time it was delivered to Invitees, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the same is distributed. The Partnership has not offered, or caused the Representatives to offer, Reserved Units to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Partnership Entities to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about the Partnership Entities, or their respective businesses or products.
(lviii)    Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Partnership Entity (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter or (ii) intends to use any of the proceeds from the sale of the Units to repay any outstanding debt owed to any affiliate of any Underwriter.
(lix)    No Equity Awards. Except for grants disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the NEER Entities have granted to any person or entity an option or other equity-based award to purchase or receive equity securities of the Partnership Entities pursuant to an equity-based compensation plan or otherwise.
(lx)    No Finder’s Fee. Except for the Underwriters’ discounts and commissions payable by the Partnership to the Underwriters in connection with the offering of the Units contemplated herein or as otherwise disclosed in the General Disclosure Package and the Prospectus, the Partnership has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Units contemplated hereby.
(lxi)    Private Placement. The issuance of (i) the Common Units and the Special Voting Units to NEE Equity and (ii) the GP Interest to the General Partner are exempt from the registration requirements of the 1933 Act and securities laws of any state having jurisdiction with respect thereto, and none of the NEER Parties has taken or will take any action that would cause the loss of such exemption.
(lxii)    Maintenance of Rating. The Partnership has no debt securities or preferred equity interests that is rated by any “nationally recognized statistical rating agency” (as such term is defined in Section 3(a)(62) of the 1934 Act).
(lxiii)    NYSE Listing. The Units have been approved to be listed on the NYSE, subject only to official notice of issuance.
(lxiv)    FINRA. To the knowledge of the NEER Parties, there are no affiliations or associations between any member of FINRA and any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.
(lxv)    Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Partnership believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Partnership has obtained the written consent to the use of such data from such sources.
(b)    Officer’s Certificates. Any certificate signed by any officer of the General Partner delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the General

Partner and the Partnership to each Underwriter as to the matters covered thereby.
SECTION 2.    Sale and Delivery to Underwriters; Closing.
(a)    Initial Units. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Partnership, at the price per unit set forth in Schedule A, that number of Initial Units set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Units which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Units.
(b)    Option Units. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 2,437,500 Common Units, at the price per unit set forth in Schedule A, less an amount per unit equal to any distributions declared by the Partnership and payable on the Initial Units but not payable on the Option Units. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Units. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be (i) in the event the option is exercised subsequent to the Closing Time, earlier than three full business days after the exercise of such option or (ii) later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Units, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Units then being purchased which the number of Initial Units set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Units, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Units.
(c)    Payment. Payment of the purchase price for, and delivery of the Initial Units shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, NY 10036, or at such other place as shall be agreed upon by the Representatives and the Partnership, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Partnership (such time and date of payment and delivery being herein called “Closing Time”).
In addition, in the event that any or all of the Option Units are purchased by the Underwriters, payment of the purchase price for, and delivery of such Option Units shall be made at the above‑mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Partnership, on each Date of Delivery as specified in the notice from the Representatives to the Partnership.
Payment shall be made to the Partnership by wire transfer of immediately available funds to a bank account designated by the Partnership against delivery to the Representatives for the respective accounts of the Underwriters for the Units to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Units and the Option Units, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Units or the Option Units, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. Delivery of the Initial Units and the Option Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
SECTION 3.    Covenants of the Partnership. The Partnership and the General Partner, jointly and severally, covenant with each Underwriter as set forth in items (a) through (h) and (j) through (q) below and the NEER Parties covenant with each Underwriter as set forth in item (i) below:
(a)    Compliance with Securities Regulations and Commission Requests. The Partnership, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Units. The Partnership will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Partnership will use reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable .
(b)    Continued Compliance with Securities Laws. The Partnership will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Units as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Units is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Units, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Partnership, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Partnership will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Partnership shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Partnership has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Partnership will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.
(c)    Delivery of Registration Statements. The Partnership has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the

Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(d)    Delivery of Prospectuses. The Partnership has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Partnership will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Units is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(e)    Blue Sky Qualifications. The Partnership will use its best efforts, in cooperation with the Underwriters, to qualify the Units for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Units; provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify to do business or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(f)    Rule 158. The Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(g)    Use of Proceeds. The Partnership and NEE Operating LP will use the net proceeds received by them from the sale of the Units in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”
(h)    Listing. The Partnership will use its best efforts to effect and maintain the listing of the Common Units (including the Units) on the NYSE.
(i)    Restriction on Sale of Units. During a period of 180 days from the date of the Prospectus, the NEER Parties will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership) of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Units, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Units to be sold hereunder, (B) any Common Units issued by the Partnership upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Common Units issued or options to purchase Common Units granted pursuant to existing employee benefit plans of the Partnership or the General Partner referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (D) any Common Units issued pursuant to any non-employee director stock incentive plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus.
(j)    If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up agreement described in Section 5(i) hereof for an officer or director of the Partnership and provide the Partnership with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Partnership agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.
(k)    Reporting Requirements. The Partnership, during the period when a Prospectus relating to the Units is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Partnership shall report the use of proceeds from the issuance of the Units as may be required under Rule 463 under the 1933 Act.
(l)    Issuer Free Writing Prospectuses. The Partnership agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter agrees that, unless it obtains the prior consent of the Partnership, it will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Partnership with the Commission or retained by the Partnership or the Underwriters, as applicable, under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Partnership represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Partnership will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(m)    Compliance with FINRA Rules. The Partnership hereby agrees that it will ensure that the Reserved Units will be restricted as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Partnership as to which persons will need to be so restricted. At the request of the Underwriters, the Partnership will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Partnership release, or seek to release, from such restrictions any of the Reserved Units, the Partnership agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.
(n)    Emerging Growth Company Status. The Partnership will promptly notify the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Units within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 3(i).
(o)    Absence of Manipulation. Except as contemplated herein or in the General Disclosure Package and the Prospectus, each of the Partnership, the General Partner and NEE Operating LP will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Partnership to facilitate the sale or resale of the Units.

SECTION 4.    Payment of Expenses.
(a)    Expenses. The Partnership will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the Units to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iv) the fees and disbursements of the Partnership’s counsel, accountants and other advisors, (v) the qualification of the Units under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters not to exceed $15,000 in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Units, (vii) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the Units, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged with the consent of the Partnership in connection with the road show presentations, reasonable travel and lodging expenses of the representatives and officers of the Partnership and any such consultants, and 100% of the cost of aircraft and other transportation chartered or used in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters not to exceed $30,000 in connection with, the review by FINRA of the terms of the sale of the Units, (ix) the fees and expenses incurred in connection with the listing of the Units on the NYSE and (x) all reasonable costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Units which are designated by the Partnership for sale to Invitees. Except as provided in this Section 4(a) and in Section 4(b), the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel, transfer taxes on any resale of the Units by any Underwriter, any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Units.
(b)    Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 10 (but only with respect to the non-defaulting Underwriters) hereof, the Partnership shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
SECTION 5.    Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the NEER Parties contained herein or in certificates of any officer of the General Partner delivered pursuant to the provisions hereof, to the performance by the NEER Parties of their covenants and other obligations hereunder, and to the following further conditions:
(a)    Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the NEER Parties’ knowledge, threatened by the Commission; and the Partnership has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.
(b)    Opinion of Counsels for the Partnership and the General Partner.
(i)    U.S. Legal Opinion. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Partnership substantially in the form set forth in Exhibit A-1 hereto.
(ii)    Canadian Legal Opinion. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of McCarthy Tétrault LLP, Canadian counsel for the Partnership substantially in the form set forth in Exhibit A-2 hereto.
(iii)    California Legal Opinion. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Winston & Strawn LLP, special California counsel to NextEra and Genesis substantially in the form set forth in Exhibit A-3 hereto.
(c)    Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Baker Botts L.L.P., counsel for the Underwriters, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Partnership Entities and certificates of public officials.
(d)    Officers’ Certificate. The Representatives shall have received a certificate of the chief executive officer or the president, in their respective capacities as officers only, of each of the General Partner and NEER and of the chief financial or chief accounting officer, in their respective capacities as officers only, of each of the General Partner and NEER, dated the Closing Time, to the effect that (i) at the Closing Time, there shall not have been since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the representations and warranties of the NEER Parties in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the NEER Parties have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge contemplated.
(e)    Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(f)    Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.
(g)    Approval of Listing. At the Closing Time, the Units shall have been approved for listing on the NYSE, subject only to official notice of issuance.
(h)    No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Units.
(i)    Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement, substantially in the form of Exhibit B hereto (each, a “Lock-Up Agreement”), signed by the persons listed on Schedule C hereto (each, a “Lock-Up Party”). If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a Lock-Up Agreement for any Lock-Up Party and provides the Partnership with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Partnership agrees to announce the impending release or waiver by issuing a press release substantially in the form of Exhibit C hereto, and containing such other information as the Representatives may require with respect to the circumstances of the release or waiver and/or the identity of the Lock-Up Party with respect to which the release or waiver applies, through a major news service at least two business days before the effective date of the release or waiver.
(j)    Transactions. The NEER Parties shall have furnished to the Representatives evidence reasonably satisfactory to the Representatives that each of the Transactions and the Prior Transactions shall have occurred or will occur as of the Closing Time, including the closing of the new credit facility pursuant to the Credit Agreement, in each case as described in the Registration Statement, the General Disclosure Package and the Prospectus without material modification, change or waiver, except for such material modifications, changes or waivers as have been specifically identified to the Representatives and which, in the judgment of the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units at the Closing Time on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.
(k)    Conditions to Purchase of Option Units. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Units, the representations and warranties of the NEER Parties contained herein and the statements in any certificates furnished by the General Partner hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:
(i)    Officers’ Certificate. A certificate, dated such Date of Delivery, of the chief executive officer or the president, in their respective capacities as officer only, of each of the General Partner and NEER and of the chief financial or chief accounting officer, in their respective capacities as officers only, of each of the General Partner and NEER confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.
(ii)    Opinion of Counsels for the Partnership and the General Partner.
(a)    U.S. Legal Opinion. If requested by the Representatives, the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Partnership, substantially in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.
(b)    Canadian Legal Opinion. If requested by the Representatives, the opinion of McCarthy Tétrault LLP, Canadian counsel for the Partnership, substantially in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.
(c)    California Legal Opinion. If requested by the Representatives, the opinion of Winston & Strawn LLP, special California counsel for NextEra and Genesis, substantially in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.
(iii)    Opinion of Counsel for Underwriters. If requested by the Representatives, the opinion of Baker Botts L.L.P., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)    Bring-down Comfort Letter. If requested by the Representatives, a letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.
(l)    Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents as they may require for the purpose of enabling them to pass upon the issuance and sale of the Units as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the NEER Entities in connection with the issuance and sale of the Units as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.
(m)    Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Units on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Units, may be terminated by the Representatives by notice to the Partnership at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15, 16, 17 and 18 shall survive any such termination and remain in full force and effect.
SECTION 6.    Indemnification.
(a)    Indemnification of Underwriters. The NEER Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units (“Marketing Materials”) not constituting an Issuer Free Writing Prospectus, including any “roadshow” (as defined under Rule 433 under the 1933 Act) or investor presentations made to investors by the Partnership (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Partnership;
(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives in accordance with Section 6(c) below), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus (or any amendment or supplement thereto) or any Marketing Materials in reliance upon and in conformity with the Underwriter Information.
(b)    Indemnification of the NEER Parties and their Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the NEER Parties, each director and officer of the General Partner who signed the Registration Statement, and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or any Marketing Materials in reliance upon and in conformity with the Underwriter Information.
(c)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced for the forfeiture of substantive rights and defenses as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above or 6(e) below, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Partnership. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) or settlement of any claim in connection with any violation referred to in Section 6(e) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement (subject to the limitations set forth in the penultimate sentence of Section 6(c) hereof).
(e)    Indemnification for Reserved Units. In connection with the offer and sale of the Reserved Units, the NEER Parties, jointly and severally, agree to indemnify and hold harmless the Underwriters, their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Units have been offered, (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the NEER Parties for distribution to Invitees in connection with the offering of the Reserved Units or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Units which have been orally confirmed for purchase by any Invitee by 8:00 A.M. (New York City time) on the first business day after the date of the Agreement or (iv) related to, or arising out of or in connection with, the offering of the Reserved Units; provided that no indemnification shall be available under this section for any loss, liability, claim, damage or expense which shall have been finally judicially determined by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of Merrill Lynch or any of its affiliates.
SECTION 7.    Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the NEER Parties on the one hand, and the Underwriters, on the other hand, from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the NEER Parties, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(e) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the NEER Parties on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by the Partnership, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Units as set forth on the cover of the Prospectus.
The relative fault of the NEER Parties on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(e) hereof.
The NEER Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Units underwritten by it and distributed to the public.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act)

shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director and officer of the General Partner who signed the Registration Statement, and each person, if any, who controls the NEER Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the NEER Parties. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Units set forth opposite their respective names in Schedule A hereto and not joint.
SECTION 8.    Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the NEER Parties submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the NEER Parties and (ii) delivery of and payment for the Units.
SECTION 9.    Termination of Agreement.
(a)    Termination. The Representatives may terminate this Agreement, by notice to the Partnership, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Units, or (iii) if trading in any securities of the Partnership has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE Amex or the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.
(b)    Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive such termination and remain in full force and effect.
SECTION 10.    Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Units which it or they are obligated to purchase under this Agreement (the “Defaulted Units”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Units in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
(i)    if the number of Defaulted Units does not exceed 10% of the number of Units to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)    if the number of Defaulted Units exceeds 10% of the number of Units to be purchased on such date, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Defaulted Units and if such non-defaulting Underwriters do not elect to purchase all of the Defaulting Units, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Partnership to sell, the Option Units to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.
No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Partnership to sell the relevant Option Units, as the case may be, either the (i) Representatives or (ii) the Partnership shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
SECTION 11.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730), to Goldman, Sachs & Co., 200 West Street, New York, New York 10282, attention of Registration Department (facsimile: [●]), and to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention Equity Syndicate Desk, with a copy to the legal department; notices to the Partnership shall be directed to it at NextEra Energy Partners, LP, 700 Universe Boulevard, Juno Beach, Florida 33408, attention of the general counsel (facsimile: 561-694-3337).
SECTION 12.    Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
SECTION 13.    No Advisory or Fiduciary Relationship. The NEER Parties acknowledge and agree that (a) the purchase and sale of the Units pursuant to this Agreement, including the determination of the initial public offering price of the Units and any related discounts and commissions, is an arm’s-length commercial transaction between the NEER Parties, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Units and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the NEER Parties, any of their subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the NEER Parties with respect to the offering of the Units or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the NEER Parties on other matters) and no Underwriter has any obligation to the NEER Parties with respect to the offering of the Units except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the NEER Parties and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Units and the NEER Parties have consulted their own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
SECTION 14.    Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the NEER Parties and their respective successors. Nothing expressed or mentioned in this

Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the NEER Parties and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the NEER Parties and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Units from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
SECTION 15.    Trial by Jury. The NEER Parties (on their behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
SECTION 16.    GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
SECTION 17.    Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
SECTION 18.    TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
SECTION 19.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
SECTION 20.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Partnership in accordance with its terms.
Very truly yours,
NEXTERA ENERGY PARTNERS, LP
By:  NextEra Energy Partners GP, Inc., its
        general partner
By   /s/ James L. Robo
Name: James L. Robo
Title: President and Chief Executive Officer
NEXTERA ENERGY PARTNERS GP, INC.
By   /s/ James L. Robo
       Name: James L. Robo
  Title: President and Chief Executive Officer
NEXTERA ENERGY RESOURCES, LLC

By:  NextEra Energy Capital Holdings, Inc.
By   /s/ Armando Pimentel
Name: Armando Pimentel
Title: President

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
      as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
GOLDMAN, SACHS & CO.
MORGAN STANLEY & CO. LLC

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
By /s/ Ray Wood
Authorized Signatory

By: GOLDMAN, SACHS & CO.
By /s/ Goldman, Sachs & Co.
Goldman, Sachs & Co.

By: MORGAN STANLEY & CO. LLC
By /s/ Anthony Ianno
Authorized Signatory

For themselves and as Representatives of the other
Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A
The initial public offering price per unit for the Units shall be $25.00.
The purchase price per unit for the Units to be paid by the several Underwriters shall be $23.6875, being an amount equal to the initial public offering price set forth above less $1.3125 per unit, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Partnership and payable on the Initial Units but not payable on the Option Units.

Name of Underwriter	Number of Initial Units

Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,875,000
Goldman, Sachs & Co.	4,062,500
Morgan Stanley & Co. LLC	2,437,500
Robert W. Biard & Co. Incorporated	609,375
BMO Capital Markets Corp.	609,375
Credit Suisse Securities (USA) LLC	609,375
KeyBanc Capital Markets Inc.	609,375
RBC Capital Markets, LLC	609,375
UBS Securities LLC	609,375
Wells Fargo Securities, LLC	609,375

Total	16,250,000

Sch A-1

SCHEDULE B-1
Pricing Terms
1.    The Partnership is selling 16,250,000 Common Units.
2.    The Partnership has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 2,437,500 Common Units.
3.    The initial public offering price per unit for the Units shall be $25.00.

SCHEDULE B-2
Free Writing Prospectuses
[None.]

Sch B - 1

SCHEDULE C
List of Persons and Entities Subject to Lock-up
1. NextEra Energy Equity Partners, LP
2. James L. Robo
3. Robert Byrne
4. Moray P. Dewhurst
5. Peter H. Kind
6. Armando Pimentel, Jr.
7. Charles E. Sieving
8. Chris N. Froggatt
9. Paul I. Cutler
10. Mark E. Hickson

Sch C - 1

SCHEDULE D
Financing Agreements
1. Trust Indenture, dated as of December 12, 2013, among Trillium Windpower, LP, Trillium Wind Holdings, LP, Trillium Funding GP, Inc., Trillium Funding GP Holding, Inc., Strathroy Wind GP, Inc., Conestogo Wind GP, Inc., Conestogo Wind, LP, Summerhaven Wind LP and BNY Trust Company of Canada.
2. Credit Agreement, dated as of September 27, 2012, among Canyon Wind, LLC, Canyon Wind Holdings, LLC, Perrin Ranch Wind, LLC, Tuscola Bay Wind, LLC, the financial institutions from time to time party thereto as Lenders, the Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent, U.S. Bank National Association, as collateral agent and depositary agent, and the Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, Mizuho Corporate Bank, Ltd., and COBANK, ACB, as joint bookrunners and mandated lead arrangers, and amended by the first amendment and waiver thereto, dated as of June 5, 2013, and the second amendment thereto, dated as of April 11, 2014.
3. Trust Indenture, dated as of March 25, 2010, among Mountain Prairie Wind, LLC, Mountain Prairie Wind Holdings, LLC, Elk City Wind Holdings, LLC, Elk City Wind, LLC, Northern Colorado Wind Energy, LLC, and U.S. Bank National Association, as trustee, and amended by the Supplemental Indenture, effective as of May 30, 2014, among Mountain Prairie Wind, LLC, U.S. Bank National Association, as trustee, and Elk City B Holdings, LLC and acknowledged by Northern Colorado Wind Energy, LLC, Elk City Wind, LLC and Mountain Prairie Wind Holdings, LLC.
5. Amended and Restated Trust Indenture, dated as of June 13, 2014, among St. Clair Holding, ULC, St. Clair Solar, LP, Moore Solar, LP, Sombra Solar, LP, SCI Holding, ULC, St. Clair Moore Holding, LP, St. Clair Moore Holding LP, ULC, St. Clair Sombra Holding, LP, St. Clair Sombra Holding LP, ULC, Moore Solar, ULC, Sombra Solar, ULC, St. Clair GP, ULC, Moore Solar GP, ULC, Sombra Solar GP, ULC, St. Clair Moore Holding LP, LLC, St. Clair Sombra Holding LP, LLC, St. Clair GP, LLC, Moore Solar GP, LLC and Sombra Solar GP, LLC.
6. Amended and Restated Pass-Through Trust Agreement, dated as of August 26, 2011 among U.S. Bank National Association, U.S. Bank Trust National Association and Genesis Solar, LLC.
7. Credit Agreement, dated as of August 26, 2011, by and among Genesis Solar, LLC, U.S. Department of Energy, the financial institutions from time to time party thereto as lenders, the issuing bank party thereto, Deutsche Bank Trust Company Americas, as administrative agent, Deutsche Bank Trust Company Americas, as master administrative agent, U.S. Bank National Association, as collateral agent, and Credit Suisse AG, New York Branch, as lead lender.
8. Master Agreement, dated as of August 26, 2011, by and among Genesis Solar, LLC, U.S. Department of Energy, Genesis Solar 2011 Pass-Through Trust, Banco Bilbao Vizcaya Argentina, S.A., New York Branch, as issuing bank, Banco Bilbao Vizcaya Argentina, S.A., New York Branch, as master administrative agent, U.S. Bank National Association, as collateral agent, Banco Bilbao Vizcaya Argentina, S.A., New York Branch, as intercreditor agent, U.S. Bank National Association, as depositary, U.S. Bank National Association, as pass-through trustee, Banco Bilbao Vizcaya Argentina, S.A., New York Branch, as administrative agent, and Credit Suisse AG, New York Branch, as lead lender, and amended by amendment number 1 thereto, dated as of October 29, 2013, between Genesis Solar, LLC and Deutsche Bank Trust Company Americas, as master administrative agent, amendment number 2 thereto, dated as of April 15, 2014, between Genesis Solar, LLC and Deutsche Bank Trust Company

Sch D - 1

Americas, as master administrative agent, and the Omnibus Amendment Agreement, dated as of May 27, 2014, among Genesis Solar, LLC, Genesis Solar Holdings, LLC, the U.S. Department of Energy, Deutsche Bank Trust Company Americas, as master administrative agent, intercreditor agent and administrative agent, U.S. Bank National Association, as depositary and collateral agent.
9. Note Purchase Agreement, dated as of June 13, 2014, among Genesis Solar Funding, LLC, Genesis Solar Funding Holdings, LLC, U.S. Bank National Association, as collateral agent, and the purchasers listed on Schedule A thereto.
10. Collateral Account Agreement, dated as of June 13, 2014, between Genesis Solar Funding, LLC and U.S. Bank National Association, as collateral agent, depository agent and securities intermediary.
11. Credit Agreement, dated as of June 13, 2014, among Varna Wind, LP, Varna Wind GP, ULC, the financial institutions from time to time party thereto as Lenders, Sumitomo Mitsui Banking Corporation, as administrative agent, Sumitomo Mitsui Banking Corporation of Canada, as collateral agent and depositary agent, and Sumitomo Mitsui Banking Corporation, Bank of Tokyo-Mitsubishi UFJ (Canada) and Siemens Financial Ltd., as mandated lead arrangers and joint bookrunners.
12. Collateral Account Agreement, dated as of June 13, 2014, among Varna Wind, LP, as borrower, Sumitomo Mitsui Banking Corporation, as administrative agent, and Sumitomo Mitsui Banking Corporation of Canada, as depository agent, collateral agent and securities intermediary.
13. Revolving Credit Agreement, dated as of July 1, 2014, among NextEra Energy Canada Partners Holdings, ULC, NextEra Energy US Partners Holdings, LLC, NextEra Energy Operating Partners, LP, the lending institutions that are parties thereto, as lenders, Bank of America, N.A., as administrative agent and collateral agent, and Bank of America, N.A. (Canada Branch), as Canadian agent.

Sch D - 1

SCHEDULE E

Operating Subsidiaries

Canyon Wind Holdings, LLC
Canyon Wind, LLC
Conestogo Wind GP, Inc.
Conestogo Wind, LP
Elk City Wind Holdings, LLC
Elk City Wind, LLC
Genesis Solar Funding Holdings, LLC
Genesis Solar Funding, LLC
Genesis Solar Holdings, LLC
Genesis Solar, LLC
Moore Solar GP, LLC
Moore Solar GP, ULC
Moore Solar, ULC
Moore Solar, LP
Mountain Prairie Wind Holdings, LLC
Mountain Prairie Wind, LLC
NextEra Desert Center Blythe, LLC
Northern Colorado Wind Energy, LLC
Perrin Ranch Wind, LLC
SCI Holding, ULC
SCIH GP, ULC
Sombra Solar GP, LLC
Sombra Solar GP, ULC
Sombra Solar, ULC
Sombra Solar, LP
St. Clair GP, LLC
St. Clair GP, ULC
St. Clair Holding, ULC
St. Clair Investment Holding, LP
St. Clair Moore Holding LP, LLC
St. Clair Moore Holding LP, ULC
St. Clair Moore Holding, LP
St. Clair MS Investment GP, LLC
St. Clair Solar, LP
St. Clair Sombra Holding LP, LLC
St. Clair Sombra Holding LP, ULC
St. Clair Sombra Holding, LP
Strathroy Wind GP, Inc.
Summerhaven Wind, LP
Trillium Funding GP Holding, Inc.
Trillium Funding GP, Inc.
Trillium HoldCo GP, Inc.
Trillium HoldCo, LP
Trillium Wind Holdings, LP
Trillium Windpower, LP

Sch E - 2

Tuscola Bay Wind, LLC
Varna Wind Funding GP, LLC
Varna Wind Funding GP, ULC
Varna Wind Funding, LP
Varna Wind, ULC
Varna Wind GP, LLC
Varna Wind GP, ULC
Varna Wind Holdings GP, LLC
Varna Wind Holdings GP, ULC
Varna Wind Holdings, LP
Varna Wind, LP

Sch E - 2

Exhibit A-1
FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP,
COUNSEL TO THE NEER PARTIES, TO BE DELIVERED PURSUANT TO SECTION 5(b)
[See attached.]

A-1-1

July 1, 2014

Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC
as Representatives of the several Underwriters
c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

RE: NextEra Energy Partners, LP Initial Public Offering of Common Units
Ladies and Gentlemen:
We have acted as special counsel to NextEra Energy Partners, LP, a Delaware limited partnership (the “Partnership”), in connection with the Underwriting Agreement, dated June 26, 2014 (the “Underwriting Agreement”), among you, as representatives of the several Underwriters named therein (the “Underwriters”), the Partnership, NextEra Energy Partners GP, Inc., a Delaware corporation (the “General Partner”), and NextEra Energy Resources, LLC, a Delaware limited liability company (“NEER”), relating to the sale (a) by the Partnership to the Underwriters of 16,250,000 common units (the “Firm Units”) of the Partnership’s common units representing limited partner interests (“Common Units”), and up to an additional 2,437,500 Common Units (the “Option Units”) at the Underwriters’ option to cover over-allotments. The Firm Units and the Option Units are collectively referred to herein as the “Securities.” This opinion is being furnished to you pursuant to Section 5(b)(i) [and Section 5(k)(ii)(a)] of the Underwriting Agreement. NEER, NEE Management (as defined below), NEE Equity (as defined below), the Partnership, the General Partner, NEE Operating GP (as defined below) and NEE Operating LP (as defined below) are referred to herein, collectively, as the “Opinion Parties” and each as an “Opinion Party.” The entities identified in Schedule A are referred to herein, collectively, as the “Conveyance Parties” and each as a “Conveyance Party.”
In rendering the opinions stated herein, we have examined and relied upon the following:
(a)the registration statement on Form S-1 (File No. 333-196099) of the Partnership relating to the Securities filed with the Securities and Exchange Commission (the “Commission”) on May 20, 2014, under the Securities Act of 1933 (the “Securities Act”) and Pre-Effective Amendments No. 1 through No. 5 thereto, including information deemed to be a part of the registration statement pursuant to Rule 430A of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on June 26, 2014 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);
(b)    the preliminary prospectus, dated June 19, 2014, relating to the offering of Securities (such preliminary prospectus, being hereinafter referred to as the “Preliminary Prospectus”);
(c)    the final prospectus, dated June 26, 2014, relating to the offering of Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (such final prospectus, being hereinafter referred to as the “Prospectus”);
(d)    an executed copy of the Underwriting Agreement;
(e)    a specimen certificate evidencing the Common Units (the “Unit Certificate”), attached to the certificate of Scott Seeley, Secretary of the Partnership, referenced in paragraph (o) below;
(f)    an executed copy of the Management Services Agreement, dated July 1, 2014 (the “Management Services Agreement”), among the Partnership, NextEra Energy Operating Partners, LP, a Delaware limited partnership (“NEE Operating LP”), NextEra Energy Operating Partners, GP, LLC, a Delaware limited liability company (“NEE Operating GP”), and NextEra Energy Management Partners, LP, a Delaware limited partnership (“NEE Management”);
(g)    an executed copy of the Management Services Subcontract, dated July 1, 2014 (the “Management Subcontract”), between NEE Management and NEER;
(h)    an executed copy of the Cash Sweep and Credit Support Agreement, dated July 1, 2014 (the “CSCS Agreement”), between NEE Operating LP and NEER;
(i)    an executed copy of the Purchase Agreement, dated July 1, 2014 (the “Purchase Agreement”), between the Partnership and NextEra Energy Equity Partners, LP, a Delaware limited partnership (“NEE Equity”);
(j)    an executed copy of the Equity Purchase Agreement, dated July 1, 2014 (the “Equity Purchase Agreement”), between the Partnership and NEE Operating LP;
(k)    an executed copy of the Right of First Offer Agreement, dated July 1, 2014 (the “ROFO Agreement”), among the Partnership, NEE Operating LP and NEER;
(l)    an executed copy of the Exchange Agreement, dated July 1, 2014 (the “Exchange Agreement”), among the Partnership, the General Partner, NEE Operating LP and NEE Equity;
(m)    an executed copy of the Revolving Credit Agreement, dated June [●], 2014 (the “Revolving Credit Agreement”), among NEE Operating LP, NextEra Energy Canada Partners Holdings, ULC, NextEra Energy US Partners Holdings, LLC, Bank of America, N.A. and Bank of America, N.A. (Canada Branch);
(n)    an executed copy of a certificate of [insert name], [insert title] of the General Partner, dated the date hereof, a copy of which is attached as Exhibit A hereto (the “Officer’s Certificate”);
(o)    an executed copy of a certificate for each Opinion Party of [●], Secretary or Assistant Secretary, as applicable, of each Opinion Party, dated the date hereof (collectively, the “Secretary’s Certificates”);
(p)    copies of each Opinion Party’s certificate of incorporation, certificate of formation or certificate of limited partnership, as applicable, certified by the Secretary of State of the State of Delaware as of [●], 2014, and certified pursuant to the Secretary’s Certificates, as applicable;
(q)    copies of each Opinion Party’s by-laws, as amended and in effect as of the date hereof,

limited liability company agreement, as described on Schedule B hereto (each, an “LLC Agreement”) or limited partnership agreement, as described on Schedule C hereto (each, a “Limited Partnership Agreement”), as applicable, certified pursuant to the Secretary’s Certificates, as applicable;
(r)    copies of certain resolutions of the board of directors, sole member or general partner of each Opinion Party, as applicable, each as described on Schedule D hereto, and certain resolutions of the Pricing Committee of the Board of Directors of the General Partner, certified pursuant to the Secretary’s Certificates, as applicable;
(s)    copies of certificates, dated June 26, 2014, and bringdown verifications thereof, dated the date hereof, from the Secretary of State of the State of Delaware with respect to each Opinion Party’s existence and good standing in the State of Delaware (collectively, the “Delaware Certificates”);
(t)    copies of certificates, dated June 26, 2014, and bringdown verifications thereof, dated the date hereof, from public officials in the jurisdictions identified on Schedule E hereto with respect to each Opinion Party’s status and/or qualification to do business as a foreign corporation, limited liability company or limited partnership, as applicable, in each such jurisdiction (collectively, the “Foreign Qualification Certificates”);
(u)    the Scheduled Contracts (as defined below);
(v)    the Scheduled Orders (as defined below); and
(w)    the documents identified in Schedule F hereto (the “Conveyance Agreements”).
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Opinion Parties and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Opinion Parties and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.
In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Opinion Parties and others and of public officials, including the facts and conclusions set forth in the Officer’s Certificate.
We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the federal laws of the United States of America, (iii) the General Corporation Law of the State of Delaware (the “DGCL”), (iv) the Delaware Limited Liability Company Act (the “DLLCA”) and (v) the Delaware Revised Uniform Limited Partnership Act (“DRULPA”).
The Management Services Agreement, the Management Subcontract, the CSCS Agreement, the Purchase Agreement, the Equity Purchase Agreement, the Exchange Agreement, the ROFO Agreement and the Revolving Credit Agreement are referred to herein collectively as the “Other Transaction Agreements” and, together with the Underwriting Agreement, the “Transaction Agreements.” As used herein: “Organizational Documents” means those documents listed in paragraphs (p) and (q) above. “Scheduled Contracts” means those agreements or instruments described on Schedule G hereto. “Scheduled Orders” means those orders or decrees described on Schedule H hereto. “General Disclosure

Package” means the Preliminary Prospectus, as amended and supplemented by the documents identified on Schedule I hereto.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:
1.    Based solely on our review of the Delaware Certificates, each Opinion Party is duly incorporated or formed, as applicable, and is validly existing and in good standing under the DGCL, the DLLCA or DRULPA, as applicable.
2.    Based solely on our review of the Foreign Qualification Certificates, each Opinion Party has the status identified on Schedule E hereto set forth opposite the jurisdictions identified on such Schedule and set forth opposite the name of such Opinion Party, in each case, as of the date identified on such Schedule.
3.    The First Amended and Restated Limited Partnership Agreement of the Partnership, dated July 1, 2014 (the “Partnership LPA”), by and between the General Partner and the Partnership, states that the General Partner is the sole general partner of the Partnership and the holder of the general partnership interest of the Partnership (the “Partnership GP Interest”).
4.    The First Amended and Restated Limited Partnership Agreement of NEE Operating LP, dated July 1, 2014 (the “NEE Operating LP LPA”), by and between the NEE Operating LP and NEE Operating GP, states that NEE Operating GP is the sole general partner of NEE Operating LP and the holder of the general partnership interest of NEE Operating LP (the “NEE Operating LP GP Interest”).
5.    The Limited Liability Company Agreement of NEE Operating GP, dated March 6, 2014, by the Partnership, as the original member, states that the Partnership is the sole member of NEE Operating GP.
6.    NEER has the limited liability company power and authority under the DLLCA to perform all its obligations under each of the Transaction Agreements to which NEER is a party.
7.    NextEra Energy Equity Partners GP, LLC (“NEE Equity GP”) has the limited liability company power and authority under the DLLCA to authorize, execute and deliver, in its capacity as general partner of NEE Equity, each of the Transaction Agreements to which NEE Equity is a party, on behalf of NEE Equity. NEE Equity has the limited partnership power and authority under DRULPA to perform all its obligations under each of the Transaction Agreements to which NEE Equity is a party.
8.    NextEra Energy Management Partners GP, LLC (“NEE Management GP”) has the limited liability company power and authority under the DLLCA to authorize, execute and deliver, in its capacity as general partner of NEE Management, each of the Transaction Agreements to which NEE Management is a party, on behalf of NEE Management. NEE Management has the limited partnership power and authority under DRULPA to perform all its obligations under each of the Transaction Agreements to which NEE Management is a party.
9.    The General Partner has the corporate power and authority under the DGCL to execute, deliver and perform all its obligations under each of the Transaction Agreements to which the General Partner is a party.
10.    The General Partner has the corporate power and authority under the DGCL to authorize,

execute and deliver, in its capacity as general partner of the Partnership, each of the Transaction Agreements to which the Partnership is a party, on behalf of the Partnership. The Partnership has the limited partnership power and authority under DRULPA to consummate the issuance and sale of the Securities contemplated by the Underwriting Agreement and to perform all its obligations under each of the Other Transaction Agreements to which the Partnership is a party.
11.    The Partnership has the limited partnership power and authority under DRULPA to authorize, execute and deliver, in its capacity as managing member of NEE Operating GP, each of the Transaction Agreements to which NEE Operating GP is a party, on behalf of NEE Operating GP. NEE Operating GP has the limited liability company power and authority under the DLLCA to perform all its obligations under each of the Transaction Agreements to which NEE Operating GP is a party.
12.    NEE Operating GP has the limited liability company power and authority under the DLLCA to authorize, execute and deliver, in its capacity as general partner of NEE Operating LP, each of the Transaction Agreements to which NEE Operating LP is a party, on behalf of NEE Operating LP. NEE Operating LP has the limited partnership power and authority under DRULPA to perform all its obligations under each of the Transaction Agreements to which NEE Operating LP is a party.
13.    The execution and delivery by NEE Management GP, in its capacity as general partner of NEE Management, of each of the Transaction Agreements to which NEE Management is a party, on behalf of NEE Management, have been duly authorized by all requisite limited liability company action on the part of NEE Management GP under the DLLCA and the Organizational Documents of NEE Management GP. Each of the Transaction Agreements to which NEE Management is a party has been duly authorized by all requisite limited partnership action on the part of NEE Management under DRULPA and the Organizational Documents of NEE Management.
14.    The execution and delivery by NEE Equity GP, in its capacity as general partner of NEE Equity, of each of the Transaction Agreements to which NEE Equity is a party, on behalf of NEE Equity, have been duly authorized by all requisite limited liability company action on the part of NEE Equity GP under the DLLCA and the Organizational Documents of NEE Equity GP. Each of the Transaction Agreements to which NEE Equity is a party has been duly authorized by all requisite limited partnership action on the part of NEE Equity under DRULPA and the Organizational Documents of NEE Equity.
15.    The execution and delivery by the General Partner, in its capacity as general partner of the Partnership, of each of the Transaction Agreements to which the Partnership is a party, on behalf of the Partnership, have been duly authorized by all requisite corporate action on the part of the General Partner under the DGCL and the Organizational Documents of the General Partner. Each of the Transaction Agreements to which the Partnership is a party has been duly authorized by all requisite limited partnership action on the part of the Partnership under DRULPA and the Organizational Documents of the Partnership.
16.    The execution and delivery by the Partnership, in its capacity as managing member of NEE Operating GP, of each of the Transaction Agreements to which NEE Operating GP is a party, on behalf of NEE Operating GP, have been duly authorized by all requisite limited partnership action on the part of the Partnership under DRULPA and the Organizational Documents of the Partnership. Each of the Transaction Agreements to which NEE Operating GP is a party has been duly authorized by all requisite limited liability company action on the part of NEE Operating GP under DLLCA and the Organizational Documents of NEE Operating GP.
17.    The execution and delivery by NEE Operating GP, in its capacity as general partner of

NEE Operating LP, of each of the Transaction Agreements to which NEE Operating LP is a party, on behalf of NEE Operating LP, have been duly authorized by all requisite limited liability company action on the part of NEE Operating GP under the DLLCA and the Organizational Documents of NEE Operating GP. Each of the Transaction Agreements to which NEE Operating LP is a party has been duly authorized by all requisite limited partnership action on the part of NEE Operating LP under DRULPA and the Organizational Documents of NEE Operating LP.
18.    Each of the Transaction Agreements to which NEE Management is a party has been duly executed and delivered by all requisite limited liability company action on the part of NEE Management GP, in its capacity as general partner of NEE Management, under the DLLCA.
19.    Each of the Transaction Agreements to which NEE Equity is a party has been duly executed and delivered by all requisite limited liability company action on the part of NEE Equity GP, in its capacity as general partner of NEE Equity, under the DLLCA.
20.    Each of the Transaction Agreements to which the Partnership is a party has been duly executed and delivered by all requisite corporate action on the part of the General Partner, in its capacity as general partner of the Partnership, under the DGCL.
21.    Each of the Transaction Agreements to which NEE Operating GP is a party has been duly executed and delivered by all requisite limited partnership action on the part of the Partnership, in its capacity as managing member of NEE Operating GP, under DRULPA.
22.    Each of the Transaction Agreements to which NEE Operating LP is a party has been duly executed and delivered by all requisite limited liability company action on the part of NEE Operating GP, in its capacity as general partner of NEE Operating LP, under the DLLCA.
23.    Each of the Other Transaction Agreements to which an Opinion Party is a party constitutes the valid and binding obligation of such Opinion Party, enforceable against such Opinion Party in accordance with its terms under the laws of the State of New York.
24.    The Partnership LPA and the NEE Operating LP LPA to which an Opinion Party is a party each constitute the valid and binding obligation of such Opinion Party, enforceable against such Opinion Party in accordance with its terms under DRULPA.
25.    The Securities have been duly authorized by all requisite limited partnership action on the part of the Partnership under DRULPA and, when the Unit Certificate is delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued and holders of the Securities will have no obligation to make payments or contributions to the Partnership or its creditors solely by reason of their ownership of the Securities arising under Delaware law or any Opinion Party’s Organizational Documents.
26.    The special voting units of the Partnership have been duly authorized by all requisite limited partnership action on the part of the Partnership under DRULPA and have been validly issued.
27.    The Partnership GP Interest has been duly authorized by all requisite limited partnership action on the part of the Partnership under DRULPA and has been validly issued.
28.    The common units representing limited partnership interests of NEE Operating LP have been duly authorized by all requisite limited partnership action on the part of NEE Operating LP under

DRULPA and have been validly issued.
29.    The NEE Operating LP GP Interest has been duly authorized by all requisite limited partnership action on the part of NEE Operating LP under DRULPA and has been validly issued.
30.    Neither the execution and delivery by the Partnership of the Underwriting Agreement nor consummation of the issuance and sale of the Securities contemplated thereby: (i) conflicts with the Organizational Documents of the Partnership, (ii) constitutes a violation of, or a default under, any Scheduled Contract, (iii) contravenes any Scheduled Order to which the Partnership is subject, or (iv) violates DRULPA or any law, rule or regulation of the State of New York or the United States of America.
31.    Neither the execution and delivery by each Opinion Party of the Other Transaction Agreements to which such Opinion Party is a party nor the performance by such Opinion Party of its obligations under each of the Other Transaction Agreements to which such Opinion Party is a party: (i) conflicts with the Organizational Documents of such Opinion Party, (ii) constitutes a violation of, or a default under, any Scheduled Contract, (iii) contravenes any Scheduled Order to which such Opinion Party is subject, or (iv) violates the DGCL, the DLLCA, DRULPA or any law, rule or regulation of the State of New York or the United States of America.
32.    Neither the execution and delivery by each Conveyance Party of the Conveyance Agreements to which such Conveyance Party is a party nor the performance by such Conveyance Party of its obligations under each of the Conveyance Agreements to which such Conveyance Party is a party constitutes a violation of, or a default under, any Scheduled Contract.
33.    Neither the execution and delivery by the Partnership of the Underwriting Agreement nor the consummation by the Partnership of the issuance and sale of the Securities contemplated thereby requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under the DGCL, the DLLCA, DRULPA or any law, rule or regulation of the State of New York or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.
34.    Neither the execution and delivery by each Opinion Party of the Other Transaction Agreements to which such Opinion Party is a party nor the enforceability of each of the Other Transaction Agreements to which such Opinion Party is a party against such Opinion Party requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under the DGCL, the DLLCA, DRULPA or any law, rule or regulation of the State of New York or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.
35.    The Partnership is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
36.    The Partnership has authority to issue 18,687,500 Common Units, and such authorized Common Units conform as to legal matters to the description thereof contained in the Prospectus and the General Disclosure Package.
37.     The statements in the Prospectus and the General Disclosure Package under the caption “Underwriting,” insofar as such statements purport to summarize certain provisions of the Underwriting Agreement, fairly summarize such provisions in all material respects.

38.    The statements in the Prospectus and the General Disclosure Package under the captions “Description of the Common Units,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of the Partnership Agreements and Other Arrangements Relating to Cash Distributions,” “Material Provisions of the NEE Partners Partnership Agreement” and “Material Provisions of the NEE Operating LP Partnership Agreement,” insofar as such statements purport to summarize certain provisions of the Organizational Documents, fairly summarize such provisions in all material respects.
39.    The statements in the Prospectus and the General Disclosure Package under the caption “Certain Relationships and Related Party Transactions,” insofar as such statements purport to summarize certain provisions of the Other Transaction Agreements, fairly summarize such provisions in all material respects.
40.    The statements in the Prospectus and the Disclosure Package under the captions “Business—Regulatory Matters—FPA,” “Business—Regulatory Matters—Public Utility Holding Company Act of 2005,” and “Business—Environmental Matters” (only with respect to environmental regulation in the United States), insofar as they purport to constitute summaries of law or legal conclusions, fairly summarize such law or legal conclusions in all material respects.
The opinions stated herein are subject to the following qualifications:
(a)    the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);
(b)    except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements or the Conveyance Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Agreements or the Conveyance Agreements;
(c)    except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the Conveyance Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;
(d)    except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements and the Conveyance Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement or the Conveyance Agreements, enforceable against such party in accordance with its terms;
(e)    except to the extent expressly stated in the opinions contained herein, the opinions stated herein are limited to the agreements specifically identified herein without regard to any agreement or other document referenced in such agreement (including agreements or other documents incorporated by reference or attached or annexed thereto);
(f)    we do not express any opinion whether the execution or delivery of any Transaction Agreement by any Opinion Party, or the performance by any Opinion Party of its obligations under any Transaction Agreement to which such Opinion Party is a party will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of any Opinion Party or any of its subsidiaries;
(g)    we do not express any opinion whether the execution or delivery of any Conveyance Agreement by any Conveyance Party, or the performance by any Conveyance Party of its obligations under any Conveyance Agreement to which such Conveyance Party is a party will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of any Conveyance Party or any of its subsidiaries;
(h)     we call to your attention that certain of the Scheduled Contracts and Scheduled Orders are governed by laws other than those with respect to which we express our opinion and the opinions expressed herein are based solely upon our understanding of the plain meaning of the language contained in such Scheduled Contracts and Scheduled Orders under the laws of the State of New York. We do not assume any responsibility for any interpretation thereof inconsistent with such understanding and we have not consulted attorneys admitted in any other jurisdiction (including any jurisdiction where we or our affiliated firms have offices);
(i)    we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement or Conveyance Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;
(j)    we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement or Conveyance Agreement with respect to arbitration;
(k)    [we do not express any opinion with respect to the enforceability of Section [●] of the [●] to the extent that such section purports to bind any Opinion Party to the exclusive jurisdiction of any particular federal court or courts;]
(l)    [we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement or Conveyance Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement or Conveyance Agreement;]
(m)    we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement or Conveyance Agreement with respect to the choice of forum of the parties to such Transaction Agreement or Conveyance Agreement, as applicable, if and to the extent such Transaction Agreement or Conveyance Agreement, as applicable, also contains an arbitration provision;
(n)    we have assumed that the LLC Agreement or Limited Partnership Agreement, as applicable, of each Opinion Party, NEE Management GP and NEE Equity GP is the only limited liability company agreement or partnership agreement, as applicable, as defined under the DLLCA or DRULPA, as applicable, of such Opinion Party, NEE Management GP or NEE Equity GP, as applicable;
(o)    we have assumed that each Opinion Party that is a limited partnership has, and since the time of its formation has had, at least one validly admitted and existing limited partner of such Opinion

Party;
(p)    except to the extent expressly stated in paragraph 35, we do not express any opinion with respect to any securities, antifraud, derivatives or commodities laws, rules or regulations or Regulations T, U or X of the Board of Governors of the Federal Reserve System; and
(q)    to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement or Conveyance Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.
In addition, in rendering the foregoing opinions we have assumed that:
(a)    NextEra Energy Capital Holdings, Inc., a Florida corporation (“NEECH”), (i) is, and as of the date of formation of NEER was, duly incorporated and validly existing and in good standing, and (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its incorporation;
(b)    NEECH has the corporate power and authority to authorize, execute and deliver, in its capacity as managing member of NEER, each of the Transaction Agreements to which NEER is a party, on behalf of the NEER and to authorize NEER’s performance of its obligations under the Transaction Agreements to which the NEER is a party;
(c)    the authorization, execution and delivery by NEECH, in its capacity as managing member of the NEER, of each of the Transaction Agreements to which the NEER is a party, on behalf of NEER, have been duly authorized by all requisite corporate action on the part of the NEECH;
(d)    NextEra Energy Resources Partners, LLC, a Delaware limited liability company (“NEER Partners LLC”) (i) is, and as of the dates of formation of each of NEE Management GP and NEE Equity GP was, duly organized and validly existing and in good standing, and (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization;
(e)    NEER Partners LLC has the limited liability company power and authority to authorize, in its capacity as sole member of NEE Management GP, NEE Management GP to execute and deliver, in its capacity as general partner of NEE Management, each of the Transaction Agreements to which NEE Management is a party;
(f)    NEER Partners LLC has the limited liability company power and authority to authorize, in its capacity as sole member of NEE Equity GP, NEE Equity GP to execute and deliver, in its capacity as general partner of NEE Equity, each of the Transaction Agreements to which NEE Equity is a party;
(g)    except to the extent expressly stated in the opinions contained herein, each of the Transaction Agreements that has been executed and delivered by NEE Management GP, in its capacity as general partner of NEE Management, has been duly authorized, executed and delivered by all requisite limited liability company action on the part of NEER Partners LLC;
(h)    except to the extent expressly stated in the opinions contained herein, each of the Transaction Agreements that has been executed and delivered by NEE Equity GP, in its capacity as general partner of NEE Equity, has been duly authorized, executed and delivered by all requisite limited liability company action on the part of NEER Partners LLC;

(i)    except to the extent expressly stated in the opinions contained herein with respect to NEER, neither the authorization, execution and delivery by NEECH, in its capacity as managing member of the NEER, of the Transaction Agreements and the Conveyance Agreements to which the NEER is a party, on behalf of NEER, nor the performance by NEER of its obligations under each of the Transaction Agreements and the Conveyance Agreements to which NEER is a party: (i) conflicts or will conflict with the certificate of incorporation or certificate of formation, as applicable, or by-laws or limited liability company agreement, as applicable, of NEECH or NEER, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which NEECH or their respective property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which NEECH or NEER or their respective property is subject, or (iv) violates or will violate any law, rule or regulation to which NEECH or NEER or their respective property is subject;
(j)    except to the extent expressly stated in the opinions contained herein with respect to NEE Management, neither the authorization, execution and delivery by NEE Management GP, in its capacity as general partner of NEE Management, of the Transaction Agreements and the Conveyance Agreements to which the NEE Management is a party, on behalf of NEE Management, nor the performance by NEE Management of its obligations under each of the Transaction Agreements and the Conveyance Agreements to which NEE Management is a party: (i) conflicts or will conflict with the certificate of formation, certificate of limited partnership, limited liability company agreement or limited partnership agreement, as applicable, of NEE Management GP or NEE Management, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which NEE Management GP or NEE Management or their respective property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which NEE Management GP or NEE Management or their respective property is subject, or (iv) violates or will violate any law, rule or regulation to which NEE Management GP or NEE Management or their respective property is subject;
(k)    except to the extent expressly stated in the opinions contained herein with respect to NEE Equity, neither the authorization, execution and delivery by NEE Equity GP, in its capacity as general partner of NEE Equity, of the Transaction Agreements and the Conveyance Agreements to which the NEE Equity is a party, on behalf of NEE Equity, nor the performance by NEE Equity of its obligations under each of the Transaction Agreements and the Conveyance Agreements to which NEE Equity is a party: (i) conflicts or will conflict with the certificate of formation, certificate of limited partnership, limited liability company agreement or limited partnership agreement, as applicable, of NEE Equity GP or NEE Equity, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which NEE Equity GP or NEE Equity or their respective property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which NEE Equity GP or NEE Equity or their respective property is subject, or (iv) violates or will violate any law, rule or regulation to which NEE Equity GP or NEE Equity or their respective property is subject;
(l)    except to the extent expressly stated in the opinions contained herein with respect to the General Partner, neither the execution and delivery by General Partner of the Transaction Agreements and the Conveyance Agreements to which the General Partner is a party nor the performance by General Partner of its obligations under each of the Transaction Agreements and the Conveyance Agreements to which the General Partner is a party: (i) conflicts or will conflict with the certificate of incorporation or by-laws of the General Partner, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the General Partner or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the General Partner or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the

General Partner or its property is subject;
(m)    except to the extent expressly stated in the opinions contained herein with respect to the Partnership, neither the authorization, execution and delivery by the General Partner, in its capacity as general partner of the Partnership, of the Transaction Agreements and the Conveyance Agreements to which the Partnership is a party, on behalf of the Partnership, nor consummation by the Partnership of the issuance and sale of the Securities contemplated by the Underwriting Agreement nor the enforceability of each of the Other Transaction Agreements and the Conveyance Agreements to which the Partnership is a party against the Partnership: (i) conflicts or will conflict with the certificate of incorporation, certificate of limited partnership, by-laws or limited partnership agreement, as applicable, of the General Partner or the Partnership, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the General Partner or the Partnership or their respective property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the General Partner or the Partnership or their respective property is subject, or (iv) violates or will violate any law, rule or regulation to which the General Partner or the Partnership or their respective property is subject;
(n)    except to the extent expressly stated in the opinions contained herein with respect to NEE Operating GP, neither the authorization, execution and delivery by the Partnership, in its capacity as managing member of NEE Operating GP, of the Transaction Agreements and the Conveyance Agreements to which the NEE Operating GP is a party, on behalf of NEE Operating GP, nor the performance by NEE Operating GP of its obligations under each of the Transaction Agreements and the Conveyance Agreements to which NEE Operating GP is a party: (i) conflicts or will conflict with the certificate of formation, certificate of limited partnership, limited liability company agreement or limited partnership agreement, as applicable, of the Partnership or NEE Operating GP, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Partnership or NEE Operating GP or their respective property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Partnership or NEE Operating GP or their respective property is subject, or (iv) violates or will violate any law, rule or regulation to which the Partnership or NEE Operating GP or their respective property is subject;
(o)    except to the extent expressly stated in the opinions contained herein with respect to NEE Operating LP, neither the authorization, execution and delivery by NEE Operating GP, in its capacity as general partner of NEE Operating LP, of the Transaction Agreements and the Conveyance Agreements to which the NEE Operating LP is a party, on behalf of NEE Operating LP, nor the performance by NEE Operating LP of its obligations under each of the Transaction Agreements and the Conveyance Agreements to which NEE Operating LP is a party: (i) conflicts or will conflict with the certificate of formation, certificate of limited partnership, limited liability company agreement or limited partnership agreement, as applicable, of NEE Operating GP or NEE Operating LP, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which NEE Operating GP or NEE Operating LP or their respective property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which NEE Operating GP or NEE Operating LP or their respective property is subject, or (iv) violates or will violate any law, rule or regulation to which NEE Operating GP or NEE Operating LP or their respective property is subject;
(p)    except to the extent expressly stated in the opinions contained herein with respect to each Conveyance Party, neither the authorization, execution and delivery by each Conveyance Party of the Conveyance Agreements to which such Conveyance Party is a party, nor the performance such Conveyance Party of its obligations under each of the Conveyance Agreements to which such

Conveyance Party is a party: (i) conflicts or will conflict with the certificate of formation, certificate of limited partnership, limited liability company agreement or limited partnership agreement, as applicable, of such Conveyance Party, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which such Conveyance Party or its respective property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which such Conveyance Party or its respective property is subject, or (iv) violates or will violate any law, rule or regulation to which such Conveyance Party or its respective property is subject;
(q)    except to the extent expressly stated in the opinions contained herein with respect to NEER, neither the authorization, execution and delivery by NEECH, in its capacity as managing member of NEER, of the Transaction Agreements and the Conveyance Agreements to which NEER is a party, on behalf of NEER, nor the enforceability of each of the Transaction Agreements and the Conveyance Agreements to which the NEER is a party against NEER requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction;
(r)    except to the extent expressly stated in the opinions contained herein with respect to NEE Management, neither the authorization, execution and delivery by NEE Management GP, in its capacity as general partner of NEE Management, of the Transaction Agreements and the Conveyance Agreements to which NEE Management is a party, on behalf of NEE Management, nor the enforceability of each of the Transaction Agreements and the Conveyance Agreements to which NEE Management is a party against NEE Management requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction;
(s)    except to the extent expressly stated in the opinions contained herein with respect to NEE Equity, neither the authorization, execution and delivery by NEE Equity GP, in its capacity as general partner of NEE Equity, of the Transaction Agreements and the Conveyance Agreements to which NEE Equity is a party, on behalf of NEE Equity, nor the enforceability of each of the Transaction Agreements and the Conveyance Agreements to which NEE Equity is a party against NEE Equity requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction;
(t)    except to the extent expressly stated in the opinions contained herein with respect to the General Partner, neither the execution and delivery by the General Partner of the Transaction Agreements and the Conveyance Agreements to which the General Partner is a party nor the enforceability of each of the Transaction Agreements and the Conveyance Agreements to which the General Partner is a party against the General Partner requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction;
(u)    except to the extent expressly stated in the opinions contained herein with respect to the Partnership, neither the authorization, execution and delivery by the General Partner, in its capacity as general partner of the Partnership, of the Transaction Agreements and the Conveyance Agreements to which the Partnership is a party, on behalf of the Partnership, nor consummation by the Partnership of the issuance and sale of the Securities contemplated by the Underwriting Agreement nor the enforceability of each of the Other Transaction Agreements and the Conveyance Agreements to which the Partnership is a party against the Partnership requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction;
(v)    except to the extent expressly stated in the opinions contained herein with respect to the NEE Operating GP, neither the authorization, execution and delivery by the Partnership, in its capacity as managing member of NEE Operating GP, of the Transaction Agreements and the Conveyance Agreements to which NEE Operating GP is a party, on behalf of NEE Operating GP, nor the enforceability of each of the Transaction Agreements and the Conveyance Agreements to which the NEE Operating GP is a party against NEE Operating GP requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction;
(w)    except to the extent expressly stated in the opinions contained herein with respect to NEE Operating LP, neither the authorization, execution and delivery by NEE Operating GP, in its capacity as general partner of NEE Operating LP, of the Transaction Agreements and the Conveyance Agreements to which NEE Operating LP is a party, on behalf of NEE Operating LP, nor the enforceability of each of the Transaction Agreements and the Conveyance Agreements to which the NEE Operating LP is a party against NEE Operating LP requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction;
(x)    neither the authorization, execution and delivery by each Conveyance Party of the Conveyance Agreements to which such Conveyance Party is a party, nor the enforceability of each of the Conveyance Agreements to which such Conveyance Party is a party against such Conveyance Party requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and
(y)    in rendering the opinion set forth in paragraph 25 above, we have assumed that the certificates evidencing the Securities will be signed by one of the authorized officers of the transfer agent and registrar for the Common Units and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Common Units.
This opinion is furnished only to you as representative of the Underwriters and is solely for the Underwriters’ benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement. Without our prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires any Securities or that seeks to assert the rights of an Underwriter in respect of this opinion (other than an Underwriter’s successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).
Very truly yours,

Schedule A – Conveyance Parties

1.	ESI Energy, LLC, a Delaware limited liability company

2.	NextEra Energy Resources Partners Holdings, LLC, a Delaware limited liability company

3.	NEER Partners LLC

4.	NEE Equity

5.	NEE Operating LP

6.	NextEra Energy US Partners Holdings, LLC, a Delaware limited liability company

7.	Genesis Solar Funding Holdings, LLC, a Delaware limited liability company

8.	Genesis Solar Funding, LLC, a Delaware limited liability company

9.	Northern Colorado Wind Holdings, LLC, a Delaware limited liability company

Schedule B – Limited Liability Company Agreements

1.	Amended and Restated Limited Liability Company Agreement of NEER, dated January 9, 2009, by FPL Group Capital, Inc., a Florida corporation, as the member thereof

2.	Limited Liability Company Agreement of NEE Management GP, dated March 12, 2014, effective as of March 6, 2014, by NEER Partners LLC

3.	Limited Liability Company Agreement of NEE Equity GP, dated March 12, 2014, effective as of March 6, 2014, by NEER Partners LLC

4.	Limited Liability Company Agreement of NEE Operating GP, dated March 6, 2014, by the Partnership, as the original member

Schedule C – Limited Partnership Agreements

1.	First Amended and Restated Limited Partnership Agreement of the Partnership, dated July 1, 2014, by and between the General Partnership and the Partnership

2.	First Amended and Restated Limited Partnership Agreement of NEE Operating LP, dated July 1, 2014, by and between the NEE Operating LP and NEE Operating GP

3.	First Amended and Restated Limited Partnership Agreement of NEE Equity, dated June [24], 2014, by and among NextEra Energy Resources Partners, LLC, NEE Equity GP and NextEra Energy Canada, LP

4.	Limited Partnership Agreement of NEE Management, dated March 12, 2014, effective as of March 6, 2014, by and between NEER and NEE Management GP

Schedule D – Resolutions

1.	Action by Written Consent of NEECH, as sole member of NEER, dated June 18, 2014

2.	Action by Written Consent of NEE Management GP, as general partner of NEE Management, dated June 18, 2014

3.	Action by Written Consent of NEE Equity GP, as general partner of NEE Equity, dated June 18, 2014

4.	Action by Written Consent of the Board of Directors of the General Partner, dated May 19, 2014

5.	Action by Written Consent of the Board of Directors of the General Partner, dated June 18, 2014

6.	Action by Written Consent of the General Partner, as general partner of the Partnership, dated May 19, 2014

7.	Action by Written Consent of the General Partner, as general partner of the Partnership, dated June 18, 2014

8.	Action by Written Consent of the Partnership, as sole member of NEE Operating GP, dated June 18, 2014

9.	Action by Written Consent of NEE Operating GP, as general partner of NEE Operating LP, dated June 18, 2014

Schedule E – Foreign Qualifications

Entity	Jurisdiction	Status/Qualification	Date
NEER	Florida	[●]	June 26, 2014

Schedule F – Conveyance Agreements

1.
Assignment and Assumption Agreement, dated as of April 25, 2014, between ESI Energy, LLC and NextEra Energy Resources Partners Holdings, LLC (conveying interests in Canyon Wind Holdings, LLC, Genesis Solar Holdings, LLC, and Genesis Solar Funding Holdings, LLC)

2.
Assignment and Assumption Agreement, dated as of April 25, 2014, between NextEra Energy Resources Partners Holdings, LLC and NextEra Energy Resources Partners, LLC (conveying interests in Canyon Wind Holdings, LLC, Genesis Solar Holdings, LLC, and Genesis Solar Funding Holdings, LLC)

3.
Assignment and Assumption Agreement, dated as of April 25, 2014, between NextEra Energy Resources Partners LLC and NextEra Energy Equity Partners, LP (conveying interests in Canyon Wind Holdings, LLC, Genesis Solar Holdings, LLC, and Genesis Solar Funding Holdings, LLC)

4.
Assignment and Assumption Agreement, dated as of April 25, 2014, between NextEra Energy Equity Partners, LP and NextEra Energy Operating Partners, LP (conveying interests in Canyon Wind Holdings, LLC, Genesis Solar Holdings, LLC, and Genesis Solar Funding Holdings, LLC)

5.
Assignment and Assumption Agreement, dated as of April 25, 2014, between NextEra Energy Operating Partners LP and NextEra Energy US Partners Holdings, LLC (conveying interests in Canyon Wind Holdings, LLC, Genesis Solar Holdings, LLC, and Genesis Solar Funding Holdings, LLC)

6.
Assignment and Assumption Agreement, dated as of April 29, 2014, between NextEra Energy US Partners Holdings, LLC and Genesis Solar Funding Holdings, LLC (conveying interests in Genesis Solar Holdings, LLC)

7.	Assignment and Assumption Agreement, dated as of April 29, 2014, between Genesis Solar Funding Holdings, LLC and Genesis Solar Funding, LLC (conveying interests in Genesis Solar Holdings, LLC)

8.
Assignment and Assumption Agreement, dated as of June 3, 2014, but effective as of May 31, 2014, between Northern Colorado Wind Holdings, LLC and ESI Energy LLC (conveying interests in Mountain Prairie Wind Holdings, LLC)

9.
Assignment and Assumption Agreement, dated as of June 3, 2014, but effective as of May 31, 2014, between ESI Energy, LLC and NextEra Energy Resources Partners Holdings, LLC (conveying interests in Elk City Wind Holdings, LLC and Mountain Prairie Wind Holdings, LLC)

10.
Assignment and Assumption Agreement, dated as of June 3, 2014, but effective as of May 31, 2014, between NextEra Energy Resources Partners Holdings, LLC and NextEra Energy Resources Partners, LLC (conveying interests in Elk City Wind Holdings, LLC and Mountain Prairie Wind Holdings, LLC)

11.
Assignment and Assumption Agreement, dated as of June 3, 2014, but effective as of May 31, 2014, between NextEra Energy Resources Partners, LLC and NextEra Energy Equity Partners, LP (conveying interests in Elk City Wind Holdings, LLC and Mountain Prairie Wind Holdings, LLC)

12.
Assignment and Assumption Agreement, dated as of June 3, 2014, but effective as of May 31, 2014, between NextEra Energy Equity Partners LP and NextEra Energy Operating Partners, LP (conveying interests in Elk City Wind Holdings, LLC and Mountain Prairie Wind Holdings, LLC)

13.
Assignment and Assumption Agreement, dated as of June 3, 2014, but effective as of May 31, 2014, between NextEra Energy Operating Partners, LP and NextEra Energy US Partners Holdings, LLC (conveying interests in Elk City Wind Holdings, LLC and Mountain Prairie Wind Holdings, LLC)

Schedule G – Scheduled Contracts

1.
Credit Agreement, dated as of September 27, 2012, among Canyon Wind, LLC, Canyon Wind Holdings, LLC, Perrin Ranch Wind, LLC, Tuscola Bay Wind, LLC, various financial institutions, as lenders , the Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent, U.S. Bank National Association, as collateral agent and depositary agent, and the Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, Mizuho Corporate Bank, Ltd., and Cobank ACB, as mandated lead arrangers and joint bookrunners, and amended by the first amendment thereto, dated as of June 5, 2013, and the second amendment thereto, dated as of April 11, 2014

2.	Renewable Energy Purchase and Sale Agreement, effective as of June 21, 2010, between Arizona Public Service Company and Perrin Ranch Wind, LLC

3.	Limited Liability Company Agreement of Perrin Ranch Wind, LLC, dated as of July 7, 2010, by ESI Energy, LLC

4.	Long-Term Non-Firm Renewable Energy Credit and Renewable Power Purchase Agreement, dated as of August 3, 2011, between Tuscola Bay Wind, LLC and the Detroit Edison Company

5.	Limited Liability Company Agreement of Tuscola Bay Wind, LLC, dated as of October 15, 2010, by ESI Energy, LLC

6.
Limited Liability Company Agreement of Canyon Wind LLC, dated as of August 6, 2012 and effective as of August 2012 by Canyon Wind Holdings, LLC, and amended by the amendment thereto, dated as of August 23, 2012

7.
Limited Liability Company Agreement of Canyon Wind Holdings, LLC, dated as of August 6, 2012 and effective as of August 2012, by ESI Energy, LLC, and amended by the amendment thereto, dated as of August 23, 2012

8.
Trust Indenture, dated as of March 25, 2010, among Mountain Prairie Wind, LLC, Northern Colorado Wind Energy, LLC, Elk City Wind, LLC, Elk City Wind Holdings, LLC, Mountain Prairie Wind Holdings, LLC and U.S. Bank National Association, as trustee Supplemental Indenture, effective as of May 30, 2014, among Elk City Wind Holdings, LLC, U.S. Bank National Association, as trustee, and Elk City B Holdings, LLC and acknowledged by Northern Colorado Wind Energy, LLC, Elk City Wind, LLC and Mountain Prairie Wind Holdings, LLC

9.
Renewable Energy Purchase Agreement for Wind Energy Resources, dated January 30, 2009, between Public Service Company of Oklahoma and Elk City Wind, LLC, and amended by the first amendment thereto, dated as of February 27, 2009 and the second amendment thereto, dated as of May 15, 2009

10.
Limited Liability Company Agreement of Elk City Wind, LLC, dated as of December 3, 2008, by ESI Energy, LLC, and amended by the first amendment thereto, dated February 9, 2010, by Elk City Wind Holdings, LLC

11.	Limited Liability Company Agreement of Elk City Wind Holdings, LLC, dated as of March 11, 2014, and effective as of March 10, 2014, by ESI Energy, LLC

12.
Renewable Energy Purchase Agreement, dated as of December 22, 2008, between Public Service Company of Colorado and Northern Colorado Wind Energy, LLC, and amended by the first amendment thereto, dated as of February 26, 2010

13.	Renewable Energy Purchase Agreement, dated as of April 30, 2009, between Public Service

Company of Colorado and Northern Colorado Wind Energy, LLC, and amended by the first amendment thereto, dated as of February 26, 2010

14.
Limited Liability Company Agreement of Northern Colorado Wind Energy, LLC, dated as of August 1, 2007, by ESI Energy, LLC, and amended by the first amendment thereto, dated February 9, 2010, by Mountain Prairie Wind, LLC

15.
Master Agreement, dated as of August 26, 2011, among Genesis Solar, LLC, the U.S. Department of Energy, Deutsche Bank Trust Company Americas, as master administrative agent, intercreditor agent and administrative agent, U.S. Bank National Association, as collateral agent, the financial institutions from time to time party thereto, Genesis Solar 2011 Pass-Through Trust and Credit Suisse AG, New York Branch, and amended by amendment number 1 thereto, dated as of October 29, 2013, between Genesis Solar, LLC and Deutsche Bank Trust Company Americas, as master administrative agent, amendment number 2 thereto, dated as of April 15, 2014, between Genesis Solar, LLC and Deutsche Bank Trust Company Americas, as master administrative agent, and the Omnibus Amendment Agreement, dated as of May 27, 2014, among Genesis Solar, LLC, Genesis Solar Holdings, LLC, the U.S. Department of Energy, Deutsche Bank Trust Company Americas, as master administrative agent, intercreditor agent and administrative agent, U.S. Bank National Association, as depositary and collateral agent

16.
Power Purchase Agreement, dated as of September 28, 2009, between Pacific Gas & Electric Company and Genesis Solar, LLC, and amended by the first amendment thereto, dated June 9, 2010, and the second amendment thereto, dated October 11, 2010

17.	Amended and Restated Limited Liability Company Agreement of Genesis Solar, LLC, dated August 26, 2011, by Genesis Solar Holdings, LLC

18.	Amended and Restated Limited Liability Company Agreement of Genesis Solar Holdings, LLC, dated August 26, 2011, by ESI Energy, LLC

19.	Amended and Restated Limited Liability Company Agreement of NextEra Desert Center Blythe, LLC, dated as of August 12, 2011, between Genesis Solar, LLC and McCoy Solar, LLC

Schedule H – Scheduled Orders

None.

Schedule I – General Disclosure Package Documents
None.

July 1, 2014

Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC
as Representatives of the several Underwriters
c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

RE: NextEra Energy Partners, LP Initial Public Offering of Common Units
Ladies and Gentlemen:
We have acted as special counsel to NextEra Energy Partners, LP, a Delaware limited partnership (the “Partnership”), in connection with the underwriting agreement, dated June 26, 2014 (the “Underwriting Agreement”), among you, as representatives of the several underwriters named therein (the “Underwriters”), the Partnership, NextEra Energy Partners GP, Inc., a Delaware corporation (the “General Partner”), and NextEra Energy Resources, LLC, a Delaware limited liability company (“NEER”), relating to the sale by the Partnership to the Underwriters of 16,250,000 common units (the “Firm Units”) of the Partnership’s common units representing limited partner interests (“Common Units”)[, and up to an additional 2,437,500 Common Units (the “Option Units”) at the Underwriters’ option to cover over-allotments]. The Firm Units and the Option Units are collectively referred to herein as the “Securities.”
This letter is being furnished to you pursuant to Section 5(b)(i) [and Section 5(k)(ii)(a)] of the Underwriting Agreement.
In the above capacity, we have reviewed the registration statement on Form S-1 (File No. 333-196099) of the Partnership relating to the Securities filed with the Securities and Exchange Commission (the “Commission”) on May 20, 2014, under the Securities Act of 1933 (the “Securities Act”) and Pre-Effective Amendments No. 1 through No. 5 thereto, including information deemed to be a part of the registration statement pursuant to Rule 430A of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on June 26, 2014 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”), the preliminary prospectus, dated June 19, 2014, relating to the offering of Securities (such preliminary prospectus, being hereinafter referred to as the “Preliminary Prospectus”), the final prospectus, dated June 26, 2014, relating to the offering of Securities, in the form filed

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC
July 1, 2014

with the Commission pursuant to Rule 424(b) of the Rules and Regulations (such final prospectus, being hereinafter referred to as the “Prospectus”) and such other documents as we deemed appropriate. To our knowledge, based solely upon our review of the Commission’s website, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.
In addition, we have participated in conferences with officers and other representatives of the General Partner and the Partnership, counsel for the Partnership, representatives of the independent registered public accountants of the Partnership and representatives of the Underwriters and counsel for the Underwriters at which the contents of the Disclosure Package (as defined below), the Underwriting Agreement and related matters were discussed. We do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Disclosure Package and have made no independent check or verification thereof.
On the basis of the foregoing, (i) the Registration Statement and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that in each case we do not express any view as to the financial statements, schedules and other financial information included therein or excluded therefrom) and (ii) no facts have come to our attention that have caused us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information included therein or excluded therefrom, or the statements contained in the exhibits to the Registration Statement. In addition, on the basis of the foregoing, no facts have come to our attention that have caused us to believe that the Disclosure Package, as of the Applicable Time (as defined below), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement.
As used herein, (i) “Effective Time” means the time of effectiveness of the Registration Statement for purposes of Section 11 of the Securities Act, as such section applies to the Underwriters, (ii) “Applicable Time” means 5:30 (Eastern time) on June 26, 2014 and (iii) “Disclosure Package” means the Preliminary Prospectus as amended and supplemented by the documents identified on Schedule A hereto.

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC
July 1, 2014

In addition, based on the foregoing, we confirm to you that the Prospectus has been filed with the SEC within the time period required by Rule 424 of the Rules and Regulations.
This letter is furnished only to you as representatives of the Underwriters and is solely for your benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement. Without our prior written consent, this letter may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires any Securities or that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).
Very truly yours,

Schedule A

None

Exhibit A-2
FORM OF OPINION OF SPECIAL CANADIAN COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

1.	Each of the Ontario Limited Partnerships is a limited partnership formed under the Limited Partnerships Act (Ontario) and has not been dissolved.

2.
The execution and delivery by each of the general partners of the applicable Ontario Limited Partnership, on behalf of such applicable Ontario Limited Partnership, of each document listed on Schedule 4 to which such Ontario Limited Partnership is a party does not, and the performance by the Ontario Limited Partnership of its obligations thereunder does not and will not contravene or result in a breach of or constitute a default under the limited partnership agreement of such Ontario Limited Partnership.

3.
None of (A) the execution, delivery and performance of the Prior Conveyance Documents by the Canadian Entities that are a party thereto, or (B) the consummation of the transactions contemplated by the Prior Conveyance Documents which such Canadian Entity is a party, conflicts or will conflict with or constitutes or will constitute a violation of any of the agreements listed on Schedule 3 hereto.

4.
The offering, issue, sale and delivery of the Common Units by the Partnership to the Underwriters and the offering, sale and delivery of the Common Units by the Underwriters to Purchasers resident in the Province of Ontario is exempt from the prospectus requirements of the Ontario Securities Laws, including all rules and regulations, and all instruments, rulings, orders and policy statements published by the securities regulatory authorities in the Province of Ontario and no prospectus is required to be filed and no other documents are required to be filed, proceedings taken or approval, permit, consent or authorizations obtained by the Partnership with or from any governmental agency or authority, commission, regulatory body, court, tribunal or other similar entity having jurisdiction in the Province of Ontario to permit the offering, issue, sale and delivery of the Common Units to Purchasers resident in the Province of Ontario. We do note, however, there are requirements to file the Prospectus together with the Final Wrapper along with a Form 45-106F1 with the Ontario Securities Commission, together with applicable filing fees, along with the requirement to register the Partnership as an extra-provincial limited partnership under the Limited Partnerships Act (Ontario).

5.
No authorization, consent, permit or approval of, or other action by, or filing with or notice to, any governmental authority of the Province of Ontario or of Canada, or the Toronto Stock Exchange or the Ontario Securities Commission, is required by the Partnership for the execution and delivery by the Partnership of the Underwriting Agreement or the consummation by the Partnership of the issuance and sale of the Common Units contemplated by the Underwriting Agreement other than the requirement to file the Prospectus together with the Final Wrapper along with a Form 45-106F1 with the Ontario

A-2-1

Securities Commission, together with applicable filing fees, and the requirements require to register the Partnership as an extra-provincial limited partnership under the Limited Partnerships Act (Ontario).

6.
The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Business—Regulatory Matters—Canadian Regulation,” “Business—Environmental Maters” (only with respect to environmental regulation in Canada) and “Certain Canadian Federal Income Tax Considerations Applicable to Holders Not Resident in Canada,” in each case, insofar as they purport to constitute summaries of law or legal conclusions, are accurate in all material respects.

A-2-2

Exhibit A-3
FORM OF OPINION OF SPECIAL CALIFORNIA COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)
1.    No consent, approval, authorization, order, or filing of or with the California Public Utilities Commission (“California PUC”) or the California Energy Commission (“CEC”) is required in connection with the transfers of ownership of Genesis Solar Holdings, LLC and Genesis Solar, LLC contemplated in the Underwriting Agreement and the Conveyance Documents, except that the California PUC’s General Order 167 (“General Order 167”) and Operation Standard 25 thereof (“Operation Standard 25”) requires the owner and operator of the Facility (as a “Generating Asset Owner” as defined in General Order 167) to “notif[y] the [California PUC] and the Control Area Operator in writing at least 90 days prior to any change in ownership.” Genesis Solar, LLC provided written notice to the California PUC and the California Independent System Operator Corporation on May 1, 2014 regarding an internal transaction that resulted in direct and indirect transfers of ownership of Genesis Solar Holdings, LLC and Genesis Solar, LLC, respectively. The California PUC has stated that it will afford flexible compliance with the ninety day notice requirement so long as the notice is relayed to the California PUC as soon as legally possible. As of the date of this opinion letter, we are not aware of any instance in which a Generating Asset Owner has been found to be in violation of General Order 167 by the California PUC or its Safety and Enforcement Division (“SED”) as a result of providing the notice required by Operation Standard 25 less than ninety days in advance of a change in ownership, nor are we aware of any instance in which the California PUC or its SED has sought to enjoin or invalidate a change in ownership of a generating facility due to the Generating Asset Owner’s delay in providing the notice required under Operation Standard 25.
2.    Neither the execution and delivery by each of the Genesis Entities of the Conveyance Documents to which it is a party, nor the performance by each of the Genesis Parties of its obligations thereunder, violates any provision of such Genesis Party’s Organizational Documents.

A-3-1

[Form of lock-up from directors, officers or other unitholders pursuant to Section 5(i)]
Exhibit B

[●], 2014
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC
as Representatives of the several
Underwriters to be named in the
within‑mentioned Underwriting Agreement
c/o Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
One Bryant Park
New York, New York 10036
Re:    Proposed Public Offering by NextEra Energy Partners, LP
Dear Sirs:
The undersigned, is or will be a unitholder of NextEra Energy Partners, LP, a Delaware limited partnership (the “Partnership”) [and is [an officer and/or director] of NextEra Energy Partners GP, Inc., a Delaware corporation (the “General Partner”)], and understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Goldman, Sachs & Co. (“Goldman Sachs”) and Morgan Stanley & Co. LLC (“Morgan Stanley” and together with Merrill Lynch and Goldman Sachs, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Partnership providing for the public offering of the Partnership’s common units representing limited partner interest of the Partnership (the “Common Units”).
In recognition of the benefit that such an offering will confer upon the undersigned and the Partnership, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the Partnership’s Common Units or any securities convertible into or exchangeable or exercisable for Common Units, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Units”), or exercise any right with respect to the registration of any of the Lock-up Units, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Units, whether any such swap or transaction is to be settled by delivery of Common Units or other securities, in cash or otherwise.

[If the undersigned is an officer or director of the Partnership, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the offering.]
If the undersigned is an officer or director of the Partnership, (1) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of the Common Stock, the Representatives will notify the Partnership of the impending release or waiver, and (2) the Partnership has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.
Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Units without the prior written consent of Merrill Lynch, provided that (1) the Representatives receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts; or

(ii)
to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	as a distribution to limited partners or stockholders of the undersigned; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.
Furthermore, the undersigned may sell Common Units of the Partnership purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.
The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 180-day lock-up period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the 180-day lock-up period has expired.
The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the Lock-Up Units except in compliance with the foregoing restrictions.

It is understood that, if the Partnership notifies the Representatives that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from its obligations under this lock up agreement.
Very truly yours,
Signature:
Print Name:

Exhibit C

FORM OF PRESS RELEASE
TO BE ISSUED PURSUANT TO SECTION 3(j)

NEXTERA ENERGY PARTNERS, LP
[Date]

NEXTERA ENERGY PARTNERS, LP (the “Partnership”) announced today that BofA Merrill Lynch, Goldman, Sachs & Co. and Morgan Stanley, the lead book-running managers in the Partnership’s recent public sale of [●] common units representing limited partner interests in the Partnership (“Common Units”), is [waiving] [releasing] a lock-up restriction with respect to                   Common Units held by [certain officers or directors] [an officer or director] of the Partnership. The [waiver] [release] will take effect on           ,            20    , and the units may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

C-1